UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ENVIRONMENTAL POWER CORPORATION

(Name of Registrant as Specified in Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Preliminary Copies

ENVIRONMENTAL POWER CORPORATION

ONE CATE STREET, 4TH FLOOR

PORTSMOUTH, NEW HAMPSHIRE 03801

[August 15], 2007

Dear Fellow Stockholders:

I am pleased to invite you to join us for the Environmental Power Corporation 2007 Annual Meeting of Stockholders to be held on [Monday, September 10, 2007 at 10:30 a.m.], local time, at [the Marriott Dallas/Fort Worth Airport South, 4151 Centreport Boulevard, Ft. Worth, Texas 76155]. Details about the meeting, nominees for the Board of Directors and other matters to be acted on are presented in the Notice of 2007 Annual Meeting of Stockholders and Proxy Statement that follow.

In addition to Annual Meeting formalities, we expect to make a presentation regarding Environmental Power’s business, and will be pleased to answer stockholders’ questions relating to Environmental Power.

We hope you plan to attend the Annual Meeting. Please exercise your right to vote by signing, dating and returning the enclosed proxy card as described in the Proxy Statement, even if you plan to attend the meeting. You may also vote by proxy by telephone.

On behalf of Environmental Power’ Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Yours sincerely,

Richard E. Kessel
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

PLEASE TAKE TIME TO VOTE AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE ENVIRONMENTAL POWER THE EXPENSE OF ADDITIONAL SOLICITATION.

Preliminary Copies

ENVIRONMENTAL POWER CORPORATION

ONE CATE STREET, 4TH FLOOR

PORTSMOUTH, NEW HAMPSHIRE 03801

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On [September 10], 2007

To our stockholders:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of Environmental Power Corporation will be held on [Monday, September 10, 2007 at 10:30 a.m.], local time, at [the Marriott Dallas/Fort Worth Airport South, 4151 Centreport Boulevard, Ft. Worth, Texas 76155]. At the Annual Meeting, stockholders will consider and vote on the following matters:

1. The election of nine (9) members to our board of directors, each to serve for a one year term.

2. An amendment to our Restated Certificate of Incorporation, increasing the number of shares of common stock that we are authorized to issue from 21,400,000 to 50,000,000, as a result of which our 2006 Director Option Plan, under which 210,000 shares currently remain available for issuance pursuant to stock options granted thereunder, would be terminated.

3. An amendment to our 2006 Equity Incentive Plan, increasing the number of shares of common stock reserved for issuance pursuant to the grant of awards thereunder from 300,000 to 800,000.

4. The ratification of the selection by the Audit Committee of Vitale, Caturano & Company, Ltd. as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

Stockholders also will consider and vote on any other matters as may properly come before the Annual Meeting or any adjournment thereof. Our board of directors has no knowledge of any other matters which may come before the meeting.

Stockholders of record at the close of business on August 7, 2007 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. Our stock transfer books will remain open for the purchase and sale of our common stock.

We hope that all stockholders will be able to attend the Annual Meeting in person. However, in order to ensure that a quorum is present at the meeting, please complete, date, sign and promptly return the enclosed proxy card whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope, addressed to American Stock Transfer & Trust Company, our transfer agent and registrar, has been enclosed for your convenience. You may also vote by proxy by telephone. If you attend the meeting, your proxy will, upon your written request, be returned to you and you may vote your shares in person.

All stockholders are cordially invited to attend the meeting.

By order of the Board of Directors,

Dennis Haines
Secretary

Portsmouth, New Hampshire

[August 15], 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE THE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING, PLEASE VOTE AS SOON AS POSSIBLE BY TELEPHONE OR BY MAIL.

Preliminary Copies

ENVIRONMENTAL POWER CORPORATION

ONE CATE STREET, 4TH FLOOR

PORTSMOUTH, NEW HAMPSHIRE 03801

PROXY STATEMENT

For the 2007 Annual Meeting of Stockholders

To Be Held On [September 10], 2007

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Environmental Power Corporation for use at the 2007 Annual Meeting of Stockholders to be held on [Monday, September 10, 2007 at 10:30 a.m.], local time, at [the Marriott Dallas/Fort Worth Airport South, 4151 Centreport Boulevard, Ft. Worth, Texas 76155], and of any adjournment thereof.

All proxies will be voted in accordance with your instructions. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our Secretary or by appearing at the meeting and voting in person.

Our Annual Report to Stockholders for the fiscal year ended December 31, 2006 is being mailed to stockholders with the mailing of these proxy materials on or about [August 15], 2007.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Environmental Power Corporation, Attention of Mark Hall, Senior Vice President, External Affairs, One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801; telephone: (603) 431-1780. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 are also available on the SEC’s website at www.sec.gov.

Voting Securities and Votes Required

Stockholders of record at the close of business on August 7, 2007 will be entitled to notice of and to vote at the Annual Meeting. On that date,                          shares of our common stock and 281,241 shares of our series A 9% cumulative convertible preferred stock, referred to as the series A preferred stock, were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. Each share of series A preferred stock entitles the holder to one vote for every share of common stock into which it is convertible. Each share of series A preferred stock is currently convertible into 10 shares of common stock, with all shares of series A preferred stock representing the right to cast a total of 2,812,410 votes at the meeting. We have no other securities entitled to vote at the meeting.

The representation in person or by proxy of at least a majority of the shares of stock issued, outstanding and entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

Each of the matters to be acted upon at the meeting requires the following votes:

Matter	Vote Required
Election of directors	A plurality of the votes cast by stockholders entitled to vote at the Annual Meeting.

Amendment of our Restated Certificate of Incorporation	Affirmative vote of a majority of the outstanding stock entitled to vote thereon at the Annual Meeting.

Amendment to our 2006 Equity Incentive Plan to increase the number of shares of our common stock reserved for issuance thereunder	Affirmative vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting.

Ratification of Vitale, Caturano & Company, Ltd. as our registered independent public accounting firm	Affirmative vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting.

For purposes of determining stock present and voting, we will count the number of votes that each share of common stock or series A preferred stock is entitled to cast. The votes will be counted, tabulated and certified by a representative of American Stock Transfer & Trust Company, who will serve as the inspector of elections at the Annual Meeting.

Shares that abstain from voting as to a particular matter will be counted for purposes of determining whether a quorum exists and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. Shares held in “street name” by banks, brokers or other nominees who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as “broker non-votes,” will be counted for the purpose of determining whether a quorum exists but will not be considered as present and entitled to vote with respect to a particular matter. Accordingly, abstentions will have the effect of a vote against a proposal. Broker non-votes will have the effect of a vote against the amendment of our Restated Certificate of Incorporation, but will not have any effect upon the outcome of voting with respect to any of the other matters voted on at the Annual Meeting.

Stockholders may vote in person or by proxy. Voting by proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before the polls close at the Annual Meeting by giving our Secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted, by voting again over the Internet or by telephone or by appearing at the meeting and voting in person. The shares represented by all properly executed proxies received in time for the meeting or voted by proxy over the Internet or by telephone will be voted as specified. If the shares you own are held in your name and you do not specify in the proxy card how your shares are to be voted, they will be voted in favor of the election as directors of those persons named as nominees in this proxy statement, in favor of the amendment and restatement of our certificate of incorporation, in favor of the amendment to our 2006 Equity Incentive Plan and in favor of the ratification of Vitale, Caturano & Company, Ltd. as our independent registered public accounting firm. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment. If the shares you own are held in “street name,” the bank, broker or other nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions your bank, broker or other nominee provides you.

If your shares are registered directly in your name, you may vote:

•

By Telephone. Call (800) 776-9437 toll-free from the United States or Canada and follow the instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

•

By Mail. Complete, date and sign the enclosed proxy card and mail it in the enclosed postage-paid envelope to American Stock Transfer & Trust Company. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

•	In Person at the Meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” for your account by a bank, broker or other nominee, you may vote:

•	Over the Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet or by telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•

In Person at the Meeting. Contact the broker or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. A broker’s proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in street name at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Environmental Power Corporation, Attention of Mark Hall, Senior Vice President, External Affairs, One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801; telephone: (603) 431-1780. If you want to receive separate copies of the proxy statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCK OWNERSHIP INFORMATION

Stock Ownership Information

Beneficial Ownership of Common Stock

The following table sets forth information regarding beneficial ownership of our common stock as of May 31, 2007 by:

•	each person, entity or group of affiliated persons or entities known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our directors and nominees for director;

•

our President and Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers who were serving as executive officers on December 31, 2006, our former President and Chief Executive Officer, two additional former executive officers who would have been among our most highly compensated executive officers if they had been serving as executive officers on December 31, 2006 and an additional executive officer with respect to whom we have elected to provide beneficial ownership and compensation disclosure; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the applicable rules of the SEC and includes voting or investment power with respect to shares of our common stock. Shares of common stock issuable under stock options and warrants that are currently exercisable or exercisable within 60 days of May 31, 2007 are deemed to be beneficially owned by the person holding the option or warrant for purposes of calculating the percentage ownership of that person but are not deemed outstanding for purposes of calculating the percentage ownership of any other person. The information set forth below is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them, except, where applicable, to the extent authority is shared by spouses under community property laws.

Name and Address of Beneficial Owner(1)(2)	Number of Outstanding Shares Beneficially Owned	Shares Underlying Options or Warrants Currently Exercisable	Additional Shares Underlying Options or Warrants Exercisable within 60 Days	Total Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders
Joseph E. Cresci(3)	765,222	342,858	0	1,108,080	10.60%
Chairman
Black River Commodity Clean Energy Investment Fund LLC(2)	0	1,122,278	0	1,122,278	9.99%
Dynamis Advisors, LLC(5)	788,197	0	0	788,197	7.79%
Donald A. Livingston (6)	344,822	342,858	0	687,680	6.58%
Former Executive Vice President and Former Director
Kamlesh R. Tejwani	0	571,429	0	571,429	5.35%
Vice Chairman and former President and Chief Executive Officer

Name and Address of Beneficial Owner(1)(2)	Number of Outstanding Shares Beneficially Owned	Shares Underlying Options or Warrants Currently Exercisable	Additional Shares Underlying Options or Warrants Exercisable within 60 Days	Total Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned

Other Directors and Director Nominees
John R. Cooper	1,594	57,858	0	59,452	*
Lon Hatamiya	0	29,286	0	29,286	*
Steven Kessner(7)	278,074	72,037	0	350,111	3.44%
August Schumacher, Jr.	18,142	65,001	0	83,143	*
Robert I. Weisberg(8)	41,892	65,003	0	106,895	1.05%
Roger S. Ballentine	0	0	0	0	—

Other Named Executive Officers and Director Nominees
Richard E. Kessel	0	100,000	0	100,000	*
President and Chief Executive Officer and Director Nominee
Michael E. Thomas(9)	0	0	0	0	—
Senior Vice President, Chief Financial Officer and Treasurer
Dennis Haines	0	25,000	0	25,000	*
Vice President, General Counsel and Secretary
John F. O’Neill(10)	0	150,000	0	150,000	1.46%
Former Chief Financial Officer and Treasurer
Randall L. Hull	0	0	0	0	—
Former President, Microgy, Inc.
All executive officers and directors as a group (10 persons, consisting of 3 officers and 7 non-employee directors)	1,104,924	1,328,472	0	2,433,396	21.27%

*	Represents beneficial ownership of less than one percent of common stock.
(1)	Unless otherwise indicated, the address of each beneficial owner is care of Environmental Power Corporation, One Cate Street, 4th Floor, Portsmouth, NH 03801.
(2)	Except as otherwise indicated in the footnotes below, the named person has sole voting and investment power with respect to the shares indicated, except, where applicable, to the extent authority is shared by spouses under community property laws, and all shares are held beneficially and of record by the named person.
(3)	Includes (i) 582,577 shares held in the Joseph E. Cresci Revocable Trust U/T/A DTD 4/3/96 of which Mr. Cresci is the trustee, (ii) 8,532 shares held in the Joseph J. Cresci & Mildred E. Cresci Trust, as to which Mr. Cresci has shared voting and investment power, (iii) 142,857 shares deposited in a 50-year voting trust on November 20, 1996, as to which David K. Mulhern, the trustee of the voting trust, has beneficial ownership in his capacity as trustee with sole voting power, but as to which Mr. Cresci has beneficial ownership through voting trust certificates held by The Cresci Family Limited Partnership, of which Mr. Cresci is the sole general partner with sole dispositive power, and (iv) 342,858 shares that Mr. Cresci has the right to acquire pursuant to currently exercisable stock options. Does not include 2,857 shares owned by Mr. Cresci’s wife, as to which shares Mr. Cresci has neither voting nor investment power and as to which shares he disclaims beneficial ownership. Of the shares beneficially owned by Mr. Cresci, 164,286 shares are pledged as security for Mr. Cresci’s obligations under promissory notes held by Environmental Power having an aggregate outstanding principal amount of $179,146.
(4)

This stockholder has an address at 12700 Whitewater Drive, Minnetonka, MN 55343. This stockholder has the right to acquire a total of 2,249,930 shares of our common stock issuable upon conversion of 224,993 shares of our series A 9% cumulative convertible preferred stock, referred to as the series A preferred stock, held by this stockholder, and 1,124,965 shares of our common stock issuable upon exercise of currently exercisable warrants held by this stockholder. The terms of the series A preferred stock and the warrants held by this stockholder provide that this stockholder may not convert shares of series A preferred stock, or exercise warrants, if, after giving effect to such conversion or exercise, the stockholder, together with its affiliates, would beneficially own more than 9.99% of the outstanding shares of our common stock. The number of shares beneficially owned by this stockholder reflects the application of this limitation based on the number of shares of our common stock issued and outstanding as of February 28, 2007. Black River Asset Management LLC is the stockholder’s investment advisor and may be deemed to beneficially own the shares held by this stockholder insofar as it has the power to vote and dispose of such shares. Peter J. Lee, as a Managing Director of Black River Asset Management LLC, may be deemed to beneficially own the shares held by this stockholder insofar as he has the authority, with others, to vote or dispose of such shares. Black River Asset Management LLC and Mr. Lee each disclaim beneficial ownership of the shares beneficially owned by the fund, except to the extent of its or his pecuniary interest therein, if any.

(5)	Based solely on a Schedule 13G/A jointly filed by Dynamis Advisors, LLC, Investment Management of Virginia, LLC, Alexander H. Bocock and Frederic S. Bocock on February 9, 2007, which notes that (i) Dynamis Advisors, LLC and Investment Management of Virginia, LLC are under common ownership, (ii) Alexander H. Bocock and Frederic S. Bocock are the members/general partners of Dynamis Advisors, LLC and (iii) Investment Management of Virginia, LLC, Alexander H. Bocock and Frederic S. Bocock, as a result of their positions with and ownership of securities of Dynamis Advisors, LLC, could be deemed to have voting and/or investment power with respect to the shares beneficially owned by Dynamis Advisors, LLC. Dynamis Advisors, LLC gives its address as 310 Fourth Street NE, Suite 101, Charlottesville, VA 22902.
(6)	Of the shares beneficially owned by Mr. Livingston, 165,000 shares are pledged as security for Mr. Livingston’s obligations under promissory notes held by Environmental Power having an aggregate outstanding principal amount of $410,498.
(7)	Includes (i) 198,289 outstanding shares and 21,428 shares subject to currently exercisable warrants held by RE Funding, LLC, of which Mr. Kessner is the sole officer and director and over which he has sole voting and investment control, (ii) 63,828 outstanding shares and 1,715 shares subject to currently exercisable warrants held by the Adam Kessner Trust, the Michael Kessner Trust, the Richard Kessner Trust and the Robert Kessner Trust. Mr. Kessner is the sole trustee of each of the foregoing trusts and has sole voting and investment control over the shares held by such trusts and (iii) 15,957 outstanding shares and 428 shares subject to currently exercisable warrants held as custodian for Jonathan Kessner, over which Mr. Kessner exercises sole voting and investment control.
(8)	Of the shares beneficially owned by Mr. Weisberg, 11,428 shares are pledged as security for Mr. Weisberg’s obligations under a promissory note held by Environmental Power having an outstanding principal amount of $48,575.
(9)	Mr. Thomas joined us in May 2007 and, therefore, was not a named executive officer in 2006.
(10)	Mr. O’Neill resigned as our Chief Financial Officer in May 2007.

Beneficial Ownership of Our Series A 9% Cumulative Convertible Preferred Stock

The following table sets forth information regarding beneficial ownership of our series A 9% cumulative convertible preferred stock, referred to as the series A preferred stock, as of February 28, 2007 by each person, entity or group of affiliated persons or entities known to us to be the beneficial owner of more than 5% of the outstanding shares of our series A preferred stock. Each share of series A preferred stock is entitled to vote at all regular and special meetings of our stockholders on an “as converted” basis, with one vote per share of common stock into which such shares of series A preferred stock are convertible, and having voting rights and powers equal to those of the holders of common stock. Each share of series A preferred stock is currently convertible into 10 shares of common stock. Our series A preferred stock is not registered under the Securities Exchange Act of 1934, as amended.

The information set forth below is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner(1)	Number of Outstanding Shares of Series A Preferred Stock Beneficially Owned	Percentage of Series A Preferred Stock Beneficially Owned
Black River Commodity Clean Energy Investment Fund LLC(2)	224,993	80.00%
Funds managed by Fort Mason Capital, LLC(3)	56,248	20.00%

(1)	Except as otherwise indicated in the footnotes below, the named person has sole voting and investment power with respect to the shares indicated, and all shares are held beneficially and of record by the named person.
(2)	See footnote 4 to the preceding table for additional information.
(3)	This entity has an address of 4 Embarcadero Center, Suite 2050, San Francisco, CA 94111. The number of shares of series A preferred stock beneficially owned is comprised of 52,823 shares of series A preferred stock held Fort Mason Master, L.P. and 3,425 shares of series A preferred stock held by Fort Mason Partners, L.P. These stockholders also hold warrants to purchase 264,115 and 17,125 shares of our common stock, respectively. The terms of the series A preferred stock and the warrants held by these stockholders provide that these stockholders may not convert shares of series A preferred stock, or exercise warrants, if, after giving effect to such conversion or exercise, either stockholder, together with its affiliates, would beneficially own more than 4.99% of the outstanding shares of our common stock. The foregoing beneficial ownership limitation may be waived by each stockholder, at its election, upon not less than 61 days’ prior notice to us, to change the limitation to 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of series A preferred stock or exercise of warrants held by such stockholder. Thereafter, the 9.99% limitation may not be waived. Fort Mason Capital, LLC is the general partner of each of these stockholders and, in such capacity, may be deemed to beneficially own the shares held by these stockholders insofar as it exercises sole voting and investment authority with respect to such shares. Fort Mason Capital, LLC disclaims beneficial ownership of the shares beneficially owned by these stockholders, except to the extent of its pecuniary interest therein, if any.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely upon a review of the copies of such forms furnished to us for the year ended December 31, 2006, and the information provided to us by those persons required to file such reports, no such person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis, except as follows:

•	on May 8, 2006, Lon Hatamiya, a member of our board of directors at that time, filed a late Form 4 relating to the grant of a non-statutory stock option on May 3, 2006;

•	on May 8, 2006, Robert I. Weisberg, a member of our board of directors at that time, filed a late Form 4 relating to the grant of a non-statutory stock option on May 3, 2006; and

•	on November 2, 2006, Dennis Haines, our Vice President and General Counsel, filed a late Form 4 relating to the grant of a non-statutory stock option on October 16, 2006.

PROPOSAL ONE—ELECTION OF DIRECTORS

Our board of directors currently consists of nine members, serving for one-year terms. Our board of directors currently has two vacancies. Each of the current members of our board of directors has been nominated by the our board of directors, acting upon the recommendation of the board’s Nominating and Corporate Governance Committee, to stand for reelection as a director at the 2007 Annual Meeting. In addition, Richard E. Kessel, our President and Chief Executive Officer, and Roger S. Ballentine, a nominee standing for election to our board of directors for the first time, have each been nominated by our board of directors, acting upon the recommendation of the Nominating and Corporate Governance Committee, to stand for election at the 2007 Annual Meeting to fill the two vacancies on our board of directors.

At the 2007 Annual Meeting, stockholders will have an opportunity to vote for directors. The persons named in the enclosed proxy card will vote to elect these nine nominees as directors, unless you withhold authority to vote for the election of any or all nominees by marking the proxy card to that effect. Each of the nominees has indicated his or her willingness to serve, if elected. However, if any or all of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our board of directors, or our board of directors may reduce the number of directors.

Board Recommendation

The board of directors recommends a vote “FOR” the election of each of the director nominees.

The following paragraphs provide information as of the date of this proxy statement about each member of our board of directors, each of whom is standing for reelection to the board. The information presented includes information about each director, including his or her age, all positions and offices he or she holds with us, his or her length of service as a director, his or her principal occupation and employment for the past five years, and the names of other publicly-held companies of which he or she serves as a director. Information about the number of shares of common stock beneficially owned by each director, our named executive officers and all directors and executive officers as a group, as of May 31, 2007, appears under the heading “Stock Ownership Information.”

No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Current Directors Standing for Reelection (Terms to Expire at the 2008 Annual Meeting)

Joseph E. Cresci, age 64, is a founder of our Company and has served as our Chairman since its inception in 1982 and as Chief Executive Officer from 1982 to July 2003. Previously, Mr. Cresci had held other senior management positions including CEO/Owner of a distribution business and President/COO of a subsidiary of a New York Stock Exchange listed company. Mr. Cresci holds an A.B. degree from Princeton University and a law degree from Cornell Law School and was a member of the Pennsylvania and Massachusetts bars.

Kamlesh R. Tejwani, age 46, has been our non-executive Vice Chairman since July 2006. From July 2003 to July 2006, Mr. Tejwani served as our President and Chief Executive Officer. Mr. Tejwani served as President of Target Capital Corporation, a private equity firm, from May 1996 to June 2003. His responsibilities included structuring and implementing investments for an offshore investment fund and assisting operating companies in operational and strategic planning. From April 1990 until December 1995, he served as the Chairman and Chief Executive Officer of Air-Cure Technologies, Inc., a manufacturer and marketer of air pollution control systems.

John R. Cooper, age 59, has been a director since 2003. Since 2002, he has been President of Finance of Energy Advisory Services, LLC, a financial structuring and energy consulting group. Until 2002, Mr. Cooper was a founding member of the management team at PG&E’s National Energy Group (and predecessor companies). As Senior Vice President and Chief Financial Officer, he oversaw all aspects of the structuring and arranging of financing for National Energy Group’s projects, energy trading operations, mergers and acquisitions and equity sell-downs, and was responsible for all corporate finance, treasury and insurance activities. Previously, he spent eight years with Bechtel Financing Services, Inc., where he was responsible for structuring and arranging financing for large infrastructure and energy projects. He spent three years as chief financial officer of a European oil, shipping, banking and venture capital group in Geneva, Switzerland. He is currently a Director of MachGen, LLC, SkyFuel, LLC and an advisory director of Republic Financial Corporation. He is also a founding principal, Chief Financial Officer and Director of Ocean Renewable Power Company, LLC. Mr. Cooper holds a bachelor’s degree from Trinity College (Connecticut), a master’s degree in development economics and international studies from the Johns Hopkins Nitze School of Advanced International Studies, and a master’s degree in finance from the Kellogg Graduate School of Management at Northwestern University.

August Schumacher, Jr., age 67, has been a director since 2002. Mr. Schumacher served as the third-highest ranking official in the United States Department of Agriculture in the Farm and Foreign Agricultural Service from 1997 to 2001. During this time, he was also President of the USDA’s Commodity Credit Corporation. Prior to his appointment, he directed the Department’s Foreign Agricultural Service. Earlier, Mr. Schumacher was the Senior Agricultural Project Manager for World Bank and also served as the Commissioner of Food and Agriculture for the Commonwealth of Massachusetts. He also serves as a consultant for W.K.K. Kellogg Foundation and, from 2001 to 2006, directed the Washington office of the SJH & Company, Inc. of Boston, Massachusetts, a consulting firm. Mr. Schumacher is currently a non-executive consultant to SJH & Company.

Robert I. Weisberg, age 60, has been a director since 1994. He is President and Chief Executive Officer of Alco Financial Services, LLC, a commercial asset-based lending company, and Chairman and CEO of Oceans Casino Cruises, Inc., a publicly-traded operator of casino cruise ships. He was the former President and Chief Executive Officer of Pro-Care Financial Group, Inc., and has held the positions of President and CEO of Fleet Credit Corporation and Executive Vice-President of Fleet Financial Group. A graduate of Northeastern University, he received the Executive Award from a joint program sponsored by Williams College and the Harvard Graduate School of Business. Past Chairman and President of the Commercial Finance Association, he is presently a member of the Commercial Finance Association’s Education Foundation. Mr. Weisberg is a trustee of the Monterey Mutual Fund, and has served on numerous other public, corporate and non-profit community boards. He is a Governing Member of the Reed Union School Board and Chair of Fundraising.

Lon Hatamiya, age 48, has been a Director of Navigant Consulting, Inc., a publicly traded, specialized, independent consulting firm providing litigation, financial, healthcare, energy and operational consulting services to government agencies, legal counsel and large companies, since July 2007. From January 2004 to July 2007, Mr Hatamiya was a Director of LEGC, LLC, an international expert consulting firm serving businesses and public agencies specializing in economic analysis and development, intellectual property valuation, international trade and related matters. From December 2003 to March 2004, he was an advisor to Declare Yourself, a non-profit, non-partisan organization focused on motivating young voters. From January 1999 to November 2003, Mr. Hatamiya was Secretary of the State of California’s Technology, Trade and Commerce Agency and Chairman of the Board of the California Infrastructure and Economic Development Bank. From September 1993 to January 1999, Mr. Hatamiya held various positions in the United States Department of Agriculture, including being Vice President of the Credit Commodity Corporation, and Administrator of the Agricultural Marketing Service and the Foreign Agricultural Service. He also practiced law with the international firm of Orrick, Herrington and Sutcliffe. Mr. Hatamiya holds a B.A. in Economics from Harvard University, an M.B.A. in International Business and Entrepreneurial Studies from the UCLA Anderson Graduate School of Management, and a J.D. from the UCLA School of Law.

Steven Kessner, age 54, has been the Chairman of the Board and President of The R.E. Group since 1981. In this capacity, Mr. Kessner has overseen the management and operation of the various real estate holding companies and construction and management companies of which The R.E. Group is the parent, which together own and manage approximately sixty multi-family and commercial buildings in Manhattan, comprised of almost 1,400 units and 100,000 square feet of commercial space and which are focused on further commercial development. Mr. Kessner holds a B.S. in Economics from Dartmouth College.

New Nominees Standing for Election (Terms to Expire at the 2008 Annual Meeting)

Richard E. Kessel, age 56, has been our President and Chief Executive Officer since July 2006. From October 2003 to July 2006, Mr. Kessel was President and Chief Executive Officer of Bedford Partners, a consulting firm assisting private equity firms in acquiring energy, water, waste and other service related enterprises. From July 1, 2002 to September 30, 2003, Mr. Kessel served as the President and Chief Executive Officer for North America, and a Senior Vice President of, Suez Environment, an international company focused on water, wastewater and waste services. The North American operations overseen by Mr. Kessel were comprised of five companies with over 9,200 employees, $1.3 billion in annual revenues and $1.5 billion in assets. Mr. Kessel served as President and Chief Executive Officer of Trigen Energy Corporation, an energy services company with $1 billion in assets, $533 million in annual revenue and 34 operating facilities in 22 states, from April 1, 2000 to June 30, 2002, after serving as its Executive Vice President and Chief Operating Officer from December 1993 to March 31, 2000. Previously, Mr. Kessel was President and Chief Executive Officer of United Thermal Corporation (acquired by Trigen), which owned and operated the district energy systems in Baltimore, Boston, Philadelphia and St. Louis, and Chief Operating Officer of Sithe Energies, Inc., a developer of independent power projects in the United States and global markets. Mr. Kessel serves on the board of directors of ISO New England, Inc., the operator of the New England region’s bulk power system and wholesale electricity markets. Mr. Kessel holds a B.S. in electrical engineering from Manhattan College, completed the course work for a masters in finance from New York University’s Stern School of Business and received an advanced management degree from the Wharton School of Business Executive Program. We are required by the terms of Mr. Kessel’s employment agreement to nominate him for election as a director at each annual meeting of stockholders held during his tenure as President and Chief Executive Officer.

Roger S. Ballentine, age 44, has been the President and principal consultant of Green Strategies Inc., an energy and environmental policy consulting firm, since February 2001. Previously, Mr. Ballentine served in the Clinton Administration, serving from 1999 until early 2001 as Chairman of the White House Climate Change Task Force and Deputy Assistant to the President for Environmental Initiatives, and from 1998 to 1999 as Special Assistant to the President for Legislative Affairs. Prior to that time, Mr. Ballentine was a partner with the Washington, D.C. law firm Patton, Boggs, L.L.P. Mr. Ballentine is a member of the boards of directors of the American Council on Renewable Energy, the Biomass Energy Research Center, the Solar Electric Light Fund and the American Bird Conservancy, all of which are non-profit organizations. Mr. Ballentine received a B.A. in Economics, magna cum laude, from the University of Connecticut, and a J.D., cum laude, from Harvard Law School. In 2008, Mr. Ballentine will be a visiting lecturer at the Harvard Law School.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Environmental Power Corporation is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted.

Board Determination of Independence

Under applicable American Stock Exchange rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a material relationship with our company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Messrs. Cooper, Schumacher, Weisberg or Hatamiya has a material relationship with our company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and therefore, that each of these directors, is “independent” within the meaning of Section 121A of the Amex Company Guide. In addition, none of the current members of our board of directors is an employee of Environmental Power or any of its subsidiaries, and the board expects that, over the next few years, certain other incumbent directors will become “independent” within the meaning of applicable exchange and SEC rules and regulations.

Board of Directors Meetings and Attendance

The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our board of directors is to oversee the management of our company and, in doing so, serve the best interests of the company and our stockholders. The board of directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our board of directors also participates in decisions that have a potential major economic impact on our company. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at board of directors and committee meetings.

Our board of directors met 12 times during the fiscal year ended December 31, 2006, either in person or by teleconference. During 2006, each of our directors attended at least 75% of the aggregate of the total number of board meetings held during the period each has been a director and the total number of meetings held by all committees on which each director then served, except for Jessie J. Knight, Jr., who resigned from our board of directors in December 2006 and missed five board meetings, three Audit Committee meetings and two Nominating and Corporate Governance Committee meetings.

We have no formal policy regarding director attendance at the Annual Meeting of stockholders, although all directors are expected to attend the Annual Meeting of stockholders if they are able to do so. All members of the board of directors attended our 2006 Annual Meeting of Stockholders.

Board Committees

Our board of directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Finance Committee. The members of these committees are appointed by our board of directors, upon recommendation of the Nominating and Corporate Governance Committee, and serve on such committees until their successors are duly appointed and qualified. Each of these committees, other than the Finance Committee, operates under a charter that has been approved by the board of directors. We have posted current copies of each committee’s charter, except for the Finance Committee, which has no written charter, on the Corporate Governance section of our website, which can be found at www.environmentalpower.com.

The board of directors has determined that all of the members of each of the Audit, Compensation and Nominating and Corporate Governance Committees are independent as defined under the rules of the American Stock Exchange, and, in the case of all members of the Audit Committee, that they meet the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent auditor;

•	overseeing the work of our independent auditors, including through the receipt and consideration of certain reports from independent auditors;

•	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting and disclosure controls and procedures;

•	establishing policies regarding hiring employees from the independent auditors and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our independent auditors and management to discuss our financial statements, and other financial reporting and audit matters; and

•	preparing the audit committee report required by Securities and Exchange Commission rules (which is included in this proxy statement).

The members of the Audit Committee for 2006 were Messrs. Cooper, Weisberg, Hatamiya and Jessie J. Knight, Jr., who resigned from our board of directors in December 2006. Messrs. Cooper, Weisberg and Hatamiya continue as the members of the Audit Committee for 2007. Mr. Cooper serves as chair of the Audit Committee. The board of directors has determined that Mr. Cooper is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee met five times in 2006.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	reviewing and recommending approval of the compensation of our executive officers;

•	overseeing the evaluation of our senior executives;

•	reviewing and making recommendations to the board of directors regarding incentive compensation and equity-based plans;

•	administering our stock incentive plans; and

•	reviewing and making recommendations to the board of directors regarding director compensation.

The Compensation Committee may delegate authority to the chair of the committee to finalize certain matters that have received the general approval of the committee.

The members of the Compensation Committee for 2006 were Messrs. Hatamiya, Schumacher and Weisberg, and they continue to serve as the members of the Compensation Committee for 2007. Mr. Hatamiya serves as the chair of the Compensation Committee. The Compensation Committee met nine times during 2006.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	reviewing and making recommendations to the board with respect to senior management succession planning;

•	developing corporate governance guidelines; and

•	overseeing an annual evaluation of the board.

The members of the Nominating and Corporate Governance Committee for 2006 were Messrs. Schumacher, Cooper, Weisberg, Hatamiya and Knight. Messrs. Schumacher, Cooper, Weisberg and Hatamiya continue to serve as the members of the Nominating and Corporate Governance Committee for 2007. Mr. Schumacher serves as chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met four times during 2006.

Finance Committee

The Finance Committee’s responsibilities include:

•	reviewing with management the status of Microgy’s project development efforts;

•	evaluating with management particular proposed projects; and

•	authorizing our company to proceed with further support to Microgy for particular projects; and

•	reviewing and making recommendations to the full board of directors regarding financing plans and alternatives.

The members of the Finance Committee for 2006 were Messrs. Cooper, Weisberg and Kessner, and they continue to serve as the members of the Finance Committee for 2007. The Finance Committee met five times during 2006.

Director Candidates

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board of Directors.

In considering whether to recommend any particular candidate for inclusion in the Board of Director’s slate of recommended director nominees, the Nominating and Corporate Governance Committee applies certain criteria, including:

•	the candidate’s honesty, integrity and commitment to high ethical standards;

•	demonstrated financial and business expertise and experience;

•	understanding of our company, its business and its industry;

•	actual or potential conflicts of interest; and

•	the ability to act in the interests of all stockholders.

The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders or groups of stockholders who have owned more than 5% of our common stock for at least a year as of the date the recommendation is made. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Environmental Power Corporation, One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. We will generally consider stockholder nominations for a given year’s Annual Meeting of stockholders to be timely if they are received no later than 120 days before the day of the year that the proxy statement relating to the prior year’s Annual Meeting of stockholders is dated or, in the event the date of the Annual Meeting in question changes by more than 30 days from the day of the year on which the prior year’s Annual Meeting is held, a reasonable time before we print and send our proxy materials for the Annual Meeting in question.

Communicating with the Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chair of the Nominating and Corporate Governance Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chair of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to the Board of Directors, c/o Corporate Secretary, Environmental Power Corporation, One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801. You should indicate on your correspondence that you are an Environmental Power stockholder.

Anyone may express concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters to the Audit Committee by calling the voicemail box at 866-257-5577. Messages to the Audit Committee will be received by the chair of the Audit Committee and our Corporate Secretary. You may report your concern anonymously or confidentially.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Report of the Audit Committee

The Audit Committee consists of the following members of the Board of Directors of Environmental Power Corporation: John R. Cooper (Chair), Lon Hatamiya and Robert I. Weisberg. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities pertaining to the accounting, auditing and financial reporting processes of the Company. Management is responsible for establishing and maintaining the Company’s internal control over financial reporting and for preparing financial statements in accordance with accounting principles generally accepted in the United States of America. The Audit Committee is directly responsible for the appointment, oversight, compensation and retention of Vitale, Caturano & Company, Ltd., the independent registered public accounting firm for the Company. Vitale, Caturano & Company, Ltd. is responsible for performing an independent audit of the Company’s annual financial statements and expressing an opinion on:

•	the conformity of the Company’s financial statements with accounting principles generally accepted in the United States of America,

•	management’s assessment of the effectiveness of internal control over financial reporting, and

•	the effectiveness of internal control over financial reporting.

Each of Messrs. Cooper, Hatamiya and Weisberg meets the independence criteria prescribed by applicable law and the rules of the Securities and Exchange Commission, or SEC, for audit committee membership and is an “independent director” as defined in Amex rules and meets the Amex’s financial knowledge and sophistication requirements. Mr. Cooper has been determined by the Board of Directors to be an “audit committee financial expert” under SEC rules. The Audit Committee operates pursuant to a written charter approved by the Board of Directors, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Amex. The charter is available on the Company’s web site at www.environmentalpower.com by linking to the section titled “Investor Relations” and then “Corporate Governance”.

The Audit Committee’s responsibility is one of oversight. The Audit Committee’s oversight responsibility relating to the accounting, auditing and financial reporting processes of the Company includes overseeing the Company’s processes and preparedness for the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 conducted by the Company’s independent registered public accounting firm. The Company has not yet become subject to this requirement.

Members of the Audit Committee rely on the information provided and the representations made to them by:

•	management, which has primary responsibility for the Company’s financial statements and reports and for establishing and maintaining appropriate internal control over financial reporting; and

•

our independent registered public accounting firm, which is responsible for performing an audit in accordance with Standards of the Public Company Accounting Oversight Board—United States (PCAOB) and expressing an opinion on

•	the conformity of the Company’s financial statements with accounting principles generally accepted in the United States,

•	management’s assessment of the effectiveness of internal control over financial reporting, and

•	the effectiveness of internal control over financial reporting.

In this context, we have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2006.

We have discussed with Vitale, Caturano & Company, Ltd., the independent registered public accounting firm for the Company, the matters required to be discussed by Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received and reviewed the written disclosures and the letter from Vitale, Caturano & Company, Ltd. required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and have discussed with them their independence. We have concluded that Vitale, Caturano & Company, Ltd.’s provision of audit and non-audit services to the Company is compatible with their independence.

Based on the reviews and discussions referred to above, and exercising our business judgment, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission. We have selected Vitale, Caturano & Company, Ltd. as Environmental Power Corporation’s independent registered public accounting firm for the year ended December 31, 2007, and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.

Respectfully submitted by the Audit Committee,

John R. Cooper, Chair
Lon Hatamiya
Robert I. Weisberg

Independent Auditor’s Fees

Vitale, Caturano & Company, Ltd. served as our independent auditors for the fiscal years ended December 31, 2006 and 2005. The fees billed for professional services rendered to us by Vitale, Caturano & Company, Ltd. are described below.

Year	Audit Fees(1)	Audit- Related Fees(2)	Tax Fees(3)	All Other Fees(4)
2006	$165,220	$16,400	—	$52,604
2005	$149,987	$210,909	$22,372	—

(1)	Comprised of professional services rendered in connection with the audit of our financial statements and the reviews of financial statements included in each of our Quarterly Reports on Form 10-Q for the years indicated.
(2)	Comprised of professional services rendered in connection with the preparation and review of registration statements filed with the Securities and Exchange Commission and other matters arising out of the audit of our financial statements and relating to the offerings to which such registration statements related, including the issuance of comfort letters.
(3)	Comprised of tax compliance, tax planning and tax advisory services rendered to us and our subsidiaries.
(4)	Comprised of fees relating to work with Grant Thornton LLP relating to the establishment and testing of internal controls and procedures in preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chair of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm.

Transactions with Related Persons

Employment, Transition, Retirement, Consulting and Severance Agreements

We have entered into employment, transition, retirement, consulting and severance arrangements with certain of our executive officers, former executive officers and directors. For additional information regarding these agreements, see “Information About Executive and Director Compensation—Employment, Transition, Retirement, Consulting and Severance Agreements” appearing in Part III, Item 11 of this report. Except for such agreements and the other compensation arrangements described in this Form 10-K/A, we did not enter into any transactions with related persons within the meaning of Item 404 of Regulation S-K during the fiscal year ended December 31, 2006 in which the amount involved exceeded $120,000.

Policies and Procedures Regarding Review, Approval or Ratification of Related Person Transactions

In March 2007, our Board of Directors adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel, who we refer to as our chief legal officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the Committee determines that, under all of the circumstances, the transaction is in, or is not in conflict with, our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the Securities and Exchange Commission’s related person transaction disclosure rules, our Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

We did not have a written policy regarding the review and approval of related person transactions during 2006. Nevertheless, with respect to such transactions in 2006, it was our policy that the Audit Committee or another committee of independent directors consider the nature of and business reason for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests. In addition, all related person transactions required prior approval, or later ratification, by the Audit Committee or a committee of independent directors. There were no related person transactions in 2006 with respect to which these policies and procedures were not followed.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This compensation discussion describes the material elements of compensation for the fiscal year ending December 31, 2006, that was awarded to, earned by, or paid to each of our current and former executive officers identified in the Summary Compensation Table below as our named executive officers, along with an additional executive officer. This compensation discussion primarily focuses on the last completed fiscal year, but we also describe certain compensation actions taken before or after the last completed fiscal year to enhance the understanding of this disclosure.

The Compensation Committee of our Board of Directors oversees our executive compensation program. In this role, the Compensation Committee reviews and approves, or recommends for approval by the full Board, all compensation decisions relating to our executive officers. The Committee also oversees our stock-based compensation plans and programs.

Objectives and Philosophy of Our Executive Compensation Program

The objective of our executive compensation program is to align the interests of management with the interests of stockholders by tying a substantial portion of overall compensation opportunities provided to executive officers to the achievement of business objectives and individual performance. Our policy is to offer competitive compensation packages that will permit us to attract and retain individuals with superior abilities, and to motivate and reward such individuals on the basis of corporate performance in an appropriate fashion that is in the long-term interests of Environmental Power and its stockholders.

Our company continues to develop. As it does, we expect to develop formal criteria and programs to reward executive officers based upon an assessment of corporate, business-unit and individual performance. We expect to evaluate corporate- and unit-performance by reviewing the extent to which strategic and business-plan goals are met, including such factors as maintaining capital and operating budgets and timely accomplishment of business-development objectives, as applicable. We expect to evaluate individual performance by reviewing attainment of specified personal objectives and the degree to which teamwork and our other values are fostered.

Comparative Compensation Review Process and Benchmarking

We do not believe that compensation levels should be controlled by benchmarking. However, we believe that information regarding pay practices at other companies is useful in two respects. First, our compensation practices need to be competitive in the marketplace. Second, marketplace information is one of the many factors that we consider in assessing the reasonableness of compensation. Accordingly, from time to time we compare our compensation packages—including levels, components, and mix—with those of other companies in the alternative energy industry, through reviews of survey data and information gleaned from filings of publicly traded companies and through information compiled and analyzed by others.

While such information may be a useful guide for comparative purposes, we believe that a successful compensation program also requires the application of judgment and subjective determinations of individual performance. Review of this information and these factors forms the basis of management’s compensation recommendations to the Compensation Committee and the Committee’s decision-making.

Use of Consultants

The Compensation Committee’s charter grants it the authority to retain outside advisors, including compensation consultants, and approve their compensation. Environmental Power is obligated to pay the Compensation Committee’s advisors and consultants. Although management is involved in coordinating with these advisors with respect to the provision of their services, these advisors and consultants report directly to the Compensation Committee.

In June 2004, we undertook a comprehensive review of our compensation policies. At the request of the Compensation Committee, Effective Pay Practices, an outside compensation consulting firm, was hired to review our compensation practices in light of the industry in which we operate, as well as its current stage of development. Effective Pay Practices’ review supported the position that the compensation of our top executives was generally in line with that of persons with similar roles in similarly situated companies. However, the review also indicated that our employees generally ought to receive further equity incentives in the form of stock options, as well as certain adjustments in their base salaries. As a result certain stock-option grants were made and certain salary adjustments were implemented.

The Compensation Committee revisited these recommendations in the fall of 2005 in connection with its consideration of additional equity incentives to employees generally. Given our stage of development and the cash requirements of our business plan, the Compensation Committee did not recommend any increases in the cash compensation of our top executives in 2005.

We made option grants in 2006 exclusively to new-hires, including the Chief Executive Officer and General Counsel. The Compensation Committee did not engage any outside advisors to assist with those grants or any other compensation-related programs.

In the first quarter of 2007, the Compensation Committee and management began to examine what actions could be taken generally to reduce the impact of possible future stock-option exercises, in terms of dilution and in view of the limited trading volume in our common stock. In this regard, the Compensation Committee, in March 2007, sought the advice of outside counsel and also engaged Brian Foley & Company, Inc., an independent executive compensation consulting firm, to advise the Committee on certain matters relating to stock-based compensation. These matters included the possible use, in connection with future grants, of stock appreciation rights and the possible settlement, subject to the advice of tax and legal counsel, of certain existing stock options, if and when exercised, on a “net share” basis. The review of these initiatives is ongoing.*

Elements of Executive Compensation

Compensation for our executives generally consists of the following elements:

•	base salary;

•	bonuses;

•	stock-based awards;

•	health, dental, life and disability insurance and other traditional employee benefits; and

•	severance and change-in-control arrangements.

*	An option holder who settles in-the-money options on a “net-share” basis would receive shares of our common stock equal to the difference between the market value of the shares subject to the option and their exercise price, less required withholding for taxes. An in-the-money stock-appreciation right similarly is settled through issuance of shares, or cash, reflecting the extent of the increase in stock price. Both devices are intended to reduce the dilutive effect to existing stockholders that results from an exercise of an option. each executive based on areas of responsibility and on the executive’s leadership. In considering bonuses in the future, the Compensation Committee does not expect to rely on a formula that assigns a pre-determined value to each of the criteria, but instead expects to evaluate each executive officer’s contribution in light of all relevant criteria and taking into account our future cash position.

We have not had any policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee, with input as requested from senior management, determines subjectively what it believes to be the appropriate level and mix of the various compensation components. Ultimately, the Compensation Committee’s objective in allocating between annual and long-term compensation opportunities is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our Company and its stockholders. Therefore, we provide cash compensation in the form of base salary to meet estimated competitive salary norms and, to the extent our cash position permits, expect to reward superior performance on an annual basis in the form of bonus compensation. We provide non-cash compensation, principally in the form of equity-based grants such as stock options, that are intended to create incentives for the achievement both of specific objectives and/or long-term strategic goals.

Base Salary. Salary for our executives is generally set by reviewing compensation levels for comparable positions in the market, as described above, and the historical compensation levels of our executives. Salaries may then be adjusted from time to time, based upon market changes, actual corporate and individual performance and promotions or changes in responsibilities. Base salaries and other elements of compensation may also be mandated by the terms of employment and other agreements entered into with our executives, as described under “Information about Executive and Director Compensation—Employment, Transition, Retirement, Consulting and Severance Agreements.” In such cases, base salaries have been determined by arms-length negotiations with these executives, either in connection with their initial hiring or in connection with the retention of such executives and/or their transition to retirement or other roles with our Company.

Bonuses. Bonuses, as well as any annual increases in salaries, are expected to be based on actual corporate and individual performance compared to targeted performance criteria and various subjective performance criteria. Given what we believe are competitive base salaries, as well as our stage of development and cash position, we generally have not paid cash bonuses to our top executives over the last four years. Going forward, as our company develops, the Compensation Committee expects to work with our President and Chief Executive Officer to develop appropriate corporate and individual performance goals that can be reasonably achieved with an appropriate level of effort over the course of the year. We would expect targeted performance criteria to vary for each executive based on areas of responsibility and on the executive’s leadership. In considering bonuses in the future, the Compensation Committee does not expect to rely on a formula that assigns a pre-determined value to each of the criteria, but instead expects to evaluate each executive officer’s contribution in light of all relevant criteria and taking into account our future cash position.

Stock-Based Awards. Compensation for executive officers also includes the long-term incentives afforded by stock options and other equity-based awards. Our stock option and equity-based award program is designed to align the long-term interests of our employees and our stockholders and assist in the retention of executives. The size of stock-based awards is generally intended to reflect the executive’s position and the executive’s expected contributions. In 2006 we generally made stock-based awards in connection with the hiring of executives, including the Chief Executive Officer and the General Counsel. In the future, we expect to consider making awards on an annual basis in connection with our annual reviews of executive performance and compensation, as well as in connection with appropriate events, such as the promotion of the executive. The Compensation Committee expects to take into account the value of stock-based awards or other long-term compensation arrangements previously granted or entered into with the executive in making grants of stock-based awards. The value represented by previous awards, however, will not necessarily cause the Committee to forego making, or reduce the size of, a future award. We generally grant stock-based awards with installment-vesting (over a period of up to four years) but also consider possible cliff-vesting, where the grant vests all at once after a specified period, and performance-vesting in appropriate situations.

Because of the direct relationship between the value of an option and the market price of our common stock, we believe that stock options are an effective method of motivating the executive officers to manage our Company in a manner that is consistent with the interests of our Company and our stockholders. However, because of the evolution of regulatory, tax and accounting treatment of equity incentive programs, as well as the low trading volume our common stock has historically experienced, and because it is important to us to retain our executive officers and key employees, it is important that we utilize other forms of equity awards as and when we may deem necessary. We have begun utilizing stock appreciation rights with our employees and in the future expect to utilize them, stock option settlement on a net-share basis, and/or restricted stock awards. By doing so, we hope to achieve the same motivational and compensatory benefits associated with stock options while issuing fewer shares of our common stock.

Insurance and Other Employee Benefits. We maintain broad-based benefits and perquisites that are provided to all employees, including health insurance, life and disability insurance, dental insurance and a 401(k) plan. Under our 401(k) plan, so long as the employee is employed through the last day of the year in question, we generally make a matching 401(k) contribution of 50% of the employee’s contribution, up to 6% of the employee’s salary for the year, with a maximum matching contribution of $7,500.

Severance and Change-in-Control Arrangements. Compensation for executive officers also includes severance and change-in-control arrangements, which are generally reflected in the employment agreements for such officers. These arrangements, like other elements of executive compensation, are structured with regard to practices at comparable companies for similarly-situated officers and in a manner we believe is likely to attract and retain high quality executive talent. Changes to existing severance arrangements are also sometimes negotiated with departing executives in exchange for transition services and/or general releases. The severance and change-in-control arrangements currently in place with our current executive officers, and the severance arrangements entered into with executive officers who departed in 2006, are described in greater detail under “—Employment, Transition, Retirement, Consulting and Severance Arrangements,” “—Summary of Potential Payments Upon Termination or Change of Control” and “—Summary of Actual Payments Upon Retirement or Termination of Employment.”

Other Corporate Policies Relating to Executive Compensation

Role of Executive Officers in Determining or Recommending Executive and Director Compensation. Management plays an important role in support of the Compensation Committee’s determination of executive compensation. The most significant aspects of management’s role are:

•	evaluating key-employee performance;

•	recommending business performance targets and objectives; and

•	recommending salary levels and stock-based awards.

Our President and Chief Executive Officer assists the chair of the Compensation Committee in establishing the agenda for Committee meetings. Management also prepares meeting information for each Compensation Committee meeting. At the Committee’s request, our President and Chief Executive Officer also participates in Compensation Committee meetings to provide input if and as sought by the Committee, including but not limited to:

•	background information regarding our strategic objectives and progress toward the attainment of those objectives;

•	information on the performance of the senior executive officers; and

•	compensation recommendations as to senior executive officers other than the Chief Executive Officer.

Ultimately, however, all compensation decisions are made, or recommended to the Board of Directors, by the Compensation Committee, which makes such decisions and recommendations after considering management’s recommendations, available market data, and input from outside advisors to the Committee. In doing so the Committee engages in deliberations in executive session without the presence of the Chief Executive Officer or any other members of management.

Management does not play any role in setting non-employee director compensation. Decisions with respect to non-employee director compensation are made by the Compensation Committee based upon a review data from SEC filings and other sources.

Impact of Tax Treatment on Compensation Decisions. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our four other most highly paid executive officers. Qualifying “performance-based” compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and generally intend to structure our executive compensation to comply with Section 162(m). However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Security Ownership Requirements or Guidelines. While we believe it is important for our executives to have an equity stake in our Company in order to help align their interests with those of our stockholders, we do not currently have any equity ownership guidelines for our executive officers.

Discussion of Specific Compensation Arrangements Entered into in 2006

In 2006, compensation for our top executives was determined largely through negotiations with such executives in connection with the hiring of such executives or their transition to new roles, as described in more detail below. With respect to John O’Neill, our former Chief Financial Officer, compensation was determined on the basis of the offer letter entered into with him in 2005, and no changes were made with respect to Mr. O’Neill’s compensation in 2006. Mr. O’Neill resigned as our Chief Financial Officer in May 2007.

In July 2006, we hired Richard E. Kessel to take over Kamlesh R. Tejwani’s responsibilities as our President and Chief Executive Officer. Mr. Kessel’s base salary was set at $300,000, as compared to Mr. Tejwani’s base salary of $225,000, and he was granted options to purchase 400,000 shares of our common stock, as compared to the grant to Mr. Tejwani of options to purchase 571,429. The terms of Mr. Kessel’s employment arrangements are set forth in greater detail under the heading “Information About Executive and Director Compensation—Employment, Transition, Retirement, Consulting and Severance Arrangements.” While Mr. Kessel’s employment terms resulted from arms-length negotiations with him, we conducted these negotiations in light of compensation arrangements for chief executives of similarly situated companies, gained through personal experience and informal inquiry. As a result, we believe that Mr. Kessel’s salary and equity compensation were set at a level commensurate with his extensive experience, with the responsibility associated with being the President and Chief Executive Officer of our Company and with the compensation afforded to executives fulfilling similar functions at similarly situated companies. We also believe that Mr. Kessel’s other employment terms are also appropriate given his experience and responsibilities as well as the terms of employment of other chief executives of similarly situated companies.

In July 2006, we entered into transition and consulting agreements with Messrs. Tejwani, Cresci and Livingston. At the time that these arrangements were entered into, our Company was engaged in several critical initiatives, including an effort to raise equity financing, an effort to raise tax-exempt bond financing for our subsidiary, Microgy, and an effort to build out the first of our facilities in Texas. We believe that it was necessary to retain access to Mr. Tejwani’s expertise with respect to the capital markets and his relationships in that field in order to complete our equity financing successfully, which was, in fact, completed in November 2006. Mr. Cresci had taken the lead on, and was deeply involved in, the tax-exempt bond financing in Texas, which was also successfully completed in November 2006. Similarly, Mr. Livingston had been tasked with the build out of the Huckabay Ridge facility in Texas, and the conclusion of agreements relating to our other proposed Texas facilities, efforts on which the success of the Texas bond financing would depend. As a result of our need to retain the services of these individuals past what would have otherwise been their separation or retirement dates, we entered into the Transition Agreement with Mr. Tejwani and the Consulting Agreements with Messrs. Cresci and Livingston described under the heading “—Employment, Transition, Consulting, Retirement and Severance Arrangements.” In addition, Mr. Cresci continued to lead the Texas bond financing effort past the September 30, 2006 expiration date of his Consulting Agreement, and to play a significant role in our federal legislative initiatives over the remainder of 2006. For these efforts, we entered into the additional letter agreement with Mr. Cresci which is also described under the heading “—Employment, Transition, Consulting, Retirement and Severance Arrangements.”

With respect to Mr. Tejwani’s Transition Agreement, his rate of compensation was a continuation of his then current base salary, and we believe that the separation benefits provided to him were consistent with those typically afforded outgoing chief executives of similarly situated companies, particularly those departing on good terms. With respect to Messrs. Cresci and Livingston, their rates of compensation were negotiated with them. As both individuals had served well beyond their originally anticipated retirement dates of December 31, 2005, and had agreed to significant reductions in their base salaries in 2004, it was necessary to increase their rates of compensation over that which they had been receiving prior to their June 30, 2006 retirement dates. Messrs. Cresci and Livingston continued to be treated as employees, but not executive officers, during the term of their respective agreements.

In October 2006, we extended an offer letter to Dennis Haines in connection with his hiring as our Vice President and General Counsel. We believe that the terms of Mr. Haines’ employment are comparable to those of executives in like positions with similarly situated companies and commensurate with his responsibilities and extensive level of corporate, commercial and administrative experience.

Executive Compensation

Summary Compensation

The following table sets forth information for the fiscal year ended December 31, 2006 regarding the compensation of our Chairman, our President and Chief Executive Officer, our Chief Financial Officer, our former President and Chief Executive Officer and two additional former executive officers who would have been among our most highly compensated executive officers if they had been serving as executive officers on December 31, 2006. We refer to these individuals as our named executive officers. In addition, we have elected to provide information regarding the compensation of Dennis Haines, our Vice President and General Counsel, even though he served for only a portion of the fourth quarter of 2006 and therefore earned total compensation less than $100,000. We refer to Mr. Haines as the additional executive officer.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
Richard E. Kessel President and Chief Executive Officer and President of Microgy, Inc.	2006	$137,500	—	—	$578,423	—	—	$6,319	$722,242

John F. O’Neill(7) Former Chief Financial Officer and Treasurer	2006	$200,000	—	—	$167,066	—	—	$31,401	$398,467

Dennis Haines Vice President, General Counsel and Secretary	2006	$43,750	—	—	$20,058	—	—	$3,661	$67,469

Kamlesh R. Tejwani(8) Vice Chairman and former President and Chief Executive Officer	2006	$225,000	—	—	—	—	—	$66,138	$291,138

Joseph E. Cresci(9) Chairman	2006	$210,375	—	—	—	—	—	$1,644,026	$1,854,401

Donald A. Livingston Former Executive Vice President and President of Microgy, Inc.(10)	2006	$225,000	—	—	—	—	—	$1,565,095	$1,790,095

Randall L. Hull Former President of Microgy, Inc.(11)	2006	$41,666	—	—	—	—	—	$112,140	$153,806

(1)	We did not pay any bonuses in 2006.
(2)	We did not make any awards of stock in 2006.
(3)	The amounts in the “Option Awards” column reflect the dollar amounts recognized as compensation expense for financial statement reporting purposes for stock options for the fiscal year ended December 31, 2006 in accordance with SFAS 123(R), using a Black-Scholes option-pricing model employing certain variables and related assumptions, including stock price volatility. The amounts shown in this column are, therefore, projections that do not necessarily reflect the actual cash compensation to be received by the option holder upon exercise of the option. The assumptions we used to calculate these amounts are discussed in Note I to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.
(4)	We did not pay any non-equity incentive plan compensation in 2006.
(5)	We no longer maintain a pension plan, nor do we maintain any nonqualified deferred compensation plans.
(6)	The amounts in the “All Other Compensation” column represent the following amounts for the following individuals:

Richard E. Kessel—Life insurance premium: $6,319. Mr. Kessel is entitled to (a) up to $1,000 a month in reimbursement for automobile lease payments, (b) reimbursement for automobile insurance, and (c) coverage under our medical and dental insurance policies. Mr. Kessel did not take any of these benefits in 2006.

John F. O’Neill—Automobile lease payments: $7,296; Automobile insurance premiums: $1,580; 401(k) match: $7,500; Medical insurance premiums: $13,075; Dental insurance premiums: $1,914; Life insurance premiums: $36

Dennis Haines—Automobile expense reimbursement: $2,250; Medical insurance premiums: $774; Dental insurance premiums: $92; Life insurance premiums: $545

Kamlesh R. Tejwani—Automobile lease payments: $9,084; Automobile insurance premiums: $3,414; Payout upon termination of pension plan: $40,939; Medical insurance premiums: $10,751; Dental insurance premiums: $1,914; Life insurance premiums: $36

Joseph E. Cresci—Automobile lease payments: $11,740; Automobile insurance premiums: $2,424; Consulting fees: $221,666; Payout upon termination of pension plan: $1,395,300; Medical insurance premiums: $11,784; Dental insurance premiums: $1,076; Life insurance premiums: $36

Donald A. Livingston—Auto Lease: $12,840; Automobile insurance premiums: $2,893; Consulting fees: $250,000; Payout upon termination of pension plan: $1,292,840; Medical insurance premiums: $5,928; Dental insurance premiums: $558; Life insurance premiums: $36

Randall L. Hull—Severance Payment: $100,000; Unused Vacation: $8,462; Medical insurance premiums: $3,216; Dental Insurance: $447; Life insurance premiums: $15

(7)	Mr. O’Neill served as our Chief Financial Officer and Treasurer throughout 2006, but resigned from this position in May 2007.
(8)	Mr. Tejwani stepped down as our President and Chief Executive Officer in July 2006. Mr. Tejwani remains a director of Environmental Power and serves as Vice Chairman of our Board of Directors in a non-executive capacity.
(9)	Mr. Cresci ceased to be an executive officer in July 2006, but remained as an employee through September 30, 2006, after which he served as a consultant through December 31, 2006. Mr. Cresci remains a director of Environmental Power and serves as Chairman of our Board of Directors in a non-executive capacity. Compensation for Mr. Cresci does not reflect $225,000 in accrued severance payments which he is to receive during in the second half of 2007.
(10)	Mr. Livingston ceased to be an executive officer in July 2006, but remained as an employee through December 31, 2006. Mr. Livingston resigned from our Board of Directors in January 2007 in connection with his retirement from Environmental Power. Compensation for Mr. Livingston does not reflect $225,000 in accrued severance payments which he is to receive during the second half of 2007.
(11)	Mr. Hull’s employment with Microgy, Inc. was terminated in March 2006.

The following table sets forth information regarding each grant of an award made to a named executive officer and the additional executive officer during the fiscal year ended December 31, 2006 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Date of Corporate Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units	All Other Option Awards; Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/sh)		Grant Date Fair Value of Stock and Option Awards(1)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Richard E. Kessel	7/17/06 7/17/06	7/17/06 7/17/06	— —	— —	— —	— —	— —	— —	— —	250,000 150,000	$ $	6.30 6.30	$ $	979,151 774,000
John F. O’Neill	—	—	—	—	—	—	—	—	—	—		—		—
Dennis Haines	10/9/06	10/16/06	—	—	—	—	—	—	—	100,000		$5.05		$332,081
Kamlesh R. Tejwani	—	—	—	—	—	—	—	—	—	—		—		—
Joseph E. Cresci	—	—	—	—	—	—	—	—	—	—		—		—
Donald A. Livingston	—	—	—	—	—	—	—	—	—	—		—		—
Randall L. Hull	—	—	—	—	—	—	—	—	—	—		—		—

(1)	The amounts in the “Grant Date Fair Value of Stock and Option Awards” column reflect the grant date fair value of each equity award calculated in accordance with SFAS 123(R), using a Black-Scholes option-pricing model employing certain variables and related assumptions, including stock price volatility. The amounts shown in this column are, therefore, projections that do not necessarily reflect the actual cash compensation to be received by the option holder upon exercise of the option. The assumptions we used to calculate these amounts are discussed in Note I to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

Employment, Transition, Retirement, Consulting and Severance Arrangements

Employment Agreement with Richard E. Kessel

On July 12, 2006, we entered into an employment agreement with Richard E. Kessel. Mr. Kessel’s employment agreement provides for the following principal terms:

Employment as the our President and Chief Executive Officer commencing on July 17, 2006, referred to as the commencement date, and appointment to the our Board of Directors promptly following the satisfaction of any applicable board independence and composition requirements.

An initial annual salary of $300,000, subject to annual adjustment by the Compensation Committee of our Board of Directors.

The grant of non-qualified stock options to purchase up to 400,000 shares of our common stock, as described below.

Eligibility to participate on the same basis as other executives reporting directly to our chief executive officer in any bonus plan adopted by us from time to time, subject to the terms of any such plan; and

Such medical, dental, retirement, vacation and other benefits as are made available from time to time to our other similarly-situated employees, as well as a car allowance comparable to that afforded to our other senior executives and five weeks paid vacation each year.

Mr. Kessel’s employment agreement further provides that, notwithstanding the fact that Mr. Kessel will be an employee-at-will, the following termination provisions will apply:

•	Either we or Mr. Kessel may terminate the employment agreement upon sixty (60) days’ prior written notice.

•

In the event that we terminate the employment agreement without cause (as defined in the employment agreement), Mr. Kessel terminates the employment agreement for good reason (as defined in the employment agreement) or Mr. Kessel terminates his employment or we (or any successor company) terminates Mr. Kessel’s employment for any reason within 180 days following a change in control (as defined in the employment agreement), Mr. Kessel will be entitled to the following:

•	continued coverage under our benefit plans through the termination date;

•	payment of all earned but unpaid compensation (including accrued unpaid vacation) through the effective date of termination, payable on or before the termination date;

•	reimbursement of any monies advanced or incurred by Mr. Kessel in connection with his employment for reasonable and necessary business expenses incurred on or before the termination date;

•

payment of the equivalent of the base salary he would have earned over the next 18 months, less necessary tax withholdings, at his then current base salary rate, referred to as the severance payment, payable in a lump sum on the first business day following the six (6) month anniversary of the effective date of termination, to the extent required by Section 409A of the Internal Revenue Code of 1986, as amended, referred to as the Code, or, if not so required by Section 409A of the Code, then in a lump sum on the first business day following termination;

•

that portion of any annual bonus that Mr. Kessel would have been eligible to earn for the fiscal year in which his employment terminated, assuming that Environmental Power’s performance is deemed to continue at the same rate for the remainder of the fiscal year, as is represented by the number of days Mr. Kessel was employed up to the date of termination divided by 365, referred to as the pro-rata bonus;

•	health benefit continuation for a period of 18 months at the same level as he was receiving prior to the termination; and

•

a number of outstanding unvested stock options and restricted stock, if any, previously granted to Mr. Kessel shall vest upon such termination in amount equal to the stock options and restricted stock that would have vested solely as a result of the passage of time (but not as the result of any other performance measure, stock price or other target) over the twelve (12) month period after such termination if Mr. Kessel remained employed by us, referred to as the accelerated vesting.

•	In the event that Mr. Kessel dies or become incapacitated, he or his estate will be entitled to receive:

•	payment of all earned but unpaid compensation through the effective date of termination, as specified in the notice;

•	bonus in a deemed amount; and

•	whatever benefits to which he or his estate may be entitled pursuant to our benefit plans.

•

In the event that Mr. Kessel’s employment is terminated by us for cause, he will be entitled to receive only his earned but unpaid compensation, comprised of base salary and accrued vacation, through the date of termination.

Mr. Kessel’s employment agreement also contains customary proprietary information and assignment of inventions provisions. Furthermore, the employment agreement provides that, during such time as Mr. Kessel is employed by us and for a period of two years thereafter, Mr. Kessel will not

•

engage in any business or enterprise, whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company, that develops, manufactures, markets, licenses, sells or provides any product or service that utilizes or relates to any digester technology, or

•	solicit certain of our employees or customers.

On July 18, 2006, in accordance with the terms of his employment agreement, we entered into two non-statutory option agreements with Mr. Kessel. The option agreements provide for the following principal terms:

•

The first option agreement relates to the grant of an option under the our 2005 Equity Incentive Plan to purchase up to 250,000 shares of our common stock at an exercise price of $6.30 per share, the fair market value of our common stock on July 17, 2006, the date of grant and the date Mr. Kessel commenced his employment, referred to as the commencement date. This option vests as follows:

•	100,000 shares vest on the six-month anniversary of the commencement date,

•	100,000 shares on the 18-month anniversary of the commencement date, and

•	50,000 shares on the 24-month anniversary of the commencement date.

In addition, this option vests in full upon a change in control, as defined in Mr. Kessel’s employment agreement.

•

The second option agreement relates to the grant of an option under our 2006 Equity Incentive Plan to purchase up to 150,000 shares of our common stock at an exercise price of $6.30 per share. This option vests only if our common stock closes at a price per share equal to or in excess of $10.00 on or prior to December 31, 2007. In addition, this option vests in full upon a change in control, as defined in Mr. Kessel’s employment agreement, but only if such change in control occurs on or before December 28, 2007.

Employment Agreement and Transition Agreement with Kamlesh R. Tejwani

On July 3, 2003, we entered into an employment agreement and a related non-statutory stock option Agreement with Mr. Tejwani. These agreements were amended on March 29, 2004. Mr. Tejwani’s employment agreement had a term expiring on July 3, 2006, and included the following principal terms:

•

An annual base salary of $225,000, subject to discretionary salary increases and annual discretionary bonuses determined by our Board of Directors. Mr. Tejwani’s salary was not increased during the term of his employment, nor were any bonuses paid to him.

•	Full health care coverage, paid vacation and the use of a company leased vehicle

•

The grant of a non-statutory stock option, which as made in July 2003 and subsequently amended in March 2004. Mr. Tejwani’s amended non-statutory stock option agreement provides for options to acquire 571,429 shares of our common stock that are exercisable in two tranches.

•	The first tranche consists of 357,143 options exercisable at $1.75.

•	The second tranche consists of 214,286 options exercisable at $7.00.

•

The options were to vest upon the successful completion of one or more qualified financings, defined as the sale of equity securities of Environmental Power or Microgy on or before July 3, 2006, provided that the first such financing results in gross proceeds of at least $3,500,000. The options were to vest in the same percentage as the percentage of $8,000,000 that the gross proceeds in each qualified financing represents, with such percentage applied to the lower-priced options first. As of March 31, 2005, all of Mr. Tejwani’s options had vested.

On April 11, 2006, we entered into a letter agreement with Mr. Tejwani relating to his employment agreement, providing that any severance or other benefits to which Mr. Tejwani may be entitled following termination of his employment will be payable beginning on the first day of the seventh month following separation of service, with the aggregate amount of what would otherwise be the first seven months of installments to be paid at the beginning of the seventh month following separation from service. The purpose of this letter agreement was to bring such severance arrangements into compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

On July 17, 2006, following the expiration of Mr. Tejwani’s employment agreement, we entered into a transition agreement with Mr. Tejwani. The transition agreement provided for the following principal terms:

•	Mr. Tejwani resigned from his positions as our President and Chief Executive Officer, effective July 17, 2006.

•

Mr. Tejwani retained his position as Vice Chairman, in which capacity he agreed to provide such services, and undertake such projects, as our Board of Directors or Chief Executive Officer may direct, on a substantially full-time basis, until at least June 30, 2007, or such earlier date as we may determine.

•	Mr. Tejwani would continue to receive his current salary for the entire transition period.

•

Mr. Tejwani’s separation from employment would be deemed to be a termination without cause for purposes of his non-statutory stock option agreement, such that such option would remain exercisable throughout its original term.

•	Following the transition period, unless he is terminated for cause, as defined in the transition agreement, Mr. Tejwani would be entitled to separation payments and benefits, as follows:

•

Separation payments equal to one year’s base salary ($225,000), beginning with a lump sum payment equal to six months’ base salary on the date which is six months after the end of his employment with us, with the balance paid in equal monthly installments thereafter.

•

During the 12-month period following the later of (i) December 31, 2006 or (ii) the end of his employment with us, we will continue to provide Mr. Tejwani with his current medical, dental and life insurance benefits.

•	In addition, if Mr. Tejwani’s services are terminated prior to December 31, 2006, he would be entitled to be paid his current salary and benefits through such date.

•

During the transition period and, if the transition period is terminated without cause, until June 30, 2007, we will continue to provide Mr. Tejwani with his current car lease and cell phone reimbursement, as well as office space and office equipment in New York City comparable to his current arrangements.

Mr. Tejwani’s transition agreement is in lieu of and supersedes Mr. Tejwani’s employment agreement, except that the proprietary information, assignment of inventions, non-competition and non-solicitation provisions of his employment agreement survive. Mr. Tejwani and Environmental Power mutually agreed that

Mr. Tejwani’s employment under the transition agreement would cease effective December 31, 2006. Mr. Tejwani continues to serve in a non-executive capacity as Vice Chairman of our Board of Directors.

Employment Offer Letter with John F. O’Neill

On June 29, 2005, we entered into an employment offer letter with John F. O’Neill regarding Mr. O’Neill’s employment as our Chief Financial Officer and Treasurer. The offer letter, which was effective as of July 1, 2005, provides for the following principal terms:

•	An annual salary of $200,000;

•

The grant of a non-qualified option to purchase 150,000 shares of our common stock, with 50,000 shares vesting on July 1, 2005, and the balance vesting in two equal annual installments on July 1, 2006 and July 1, 2007, at an exercise price equal to the fair market value of our common stock on the date of grant;

•

Eligibility to participate on the same basis as other executives reporting directly to our Chief Executive Officer in any bonus plan adopted by us from time to time, subject to the terms of any such plan; and

•

Such medical, dental, retirement, vacation and other benefits as are made available from time to time to our other similarly-situated employees, as well as a car allowance comparable to that afforded to our other senior executives.

Mr. O’Neill’s employment offer letter further provided that, notwithstanding the fact that Mr. O’Neill was to be an employee-at-will, he would be entitled to severance equal to 12 months of his then current base salary if he was terminated without cause. In addition, if Mr. O’Neill were terminated without cause within six months following a change in control of Environmental Power, the vesting of the option described above will accelerate in full. Mr. O’Neill resigned as our Chief Financial Officer and Treasurer in May 2006.

Employment Offer Letter with Dennis Haines

On October 11, 2006, we entered into an employment offer letter with Dennis Haines regarding Mr. Haines’ employment as our Vice President and General Counsel. The employment offer letter provides for the following principal terms:

•	An annual salary of $210,000.

•

The grant of one or more non-statutory stock options to purchase an aggregate of 100,000 shares of our common stock, vesting in three installments of 25,000 shares each on the six, 12 and 24 month anniversaries of Mr. Haines’ hire date, and with respect to an additional 25,000 shares in the event that the closing price of our common stock equals or exceeds $10.00 per share on or before December 31, 2007. The options have an exercise equal to the fair market value of our common stock on the date of grant. Mr. Haines will be eligible for future awards under equity compensation plans adopted by us from time to time for which our senior executives are generally eligible, with the level, terms and conditions of such participation determined by the our Board of Directors in its sole discretion.

•

Eligibility to participate at the same level as other executives reporting directly to our Chief Executive Officer in any bonus plan adopted by us from time to time, subject to the terms of any such plan.

•	The following benefits, as well as such other medical, dental, retirement and other benefits as are made available from time to time to our other senior executives:

•	An automobile allowance not to exceed $750.00 per month;

•	Reimbursement for long-term disability and life insurance coverage premiums paid by Mr. Haines, in an amount not to exceed $5,000.00 per year; and

•	Reimbursement for the costs of continuing legal education, professional license fees and membership in a professional organization, up to a maximum of $1,750.00 annually.

Mr. Haines employment offer letter further provides that, notwithstanding the fact that Mr. Haines will be an employee-at-will, he will be entitled severance equal to 12 months of his then current base salary if he is terminated as a result of job elimination or termination without cause, and not as a result of discharge for cause, retirement, disability, death or voluntary resignation, with such severance payable in a lump sum upon termination. In addition to severance, Mr. Haines will also be entitled to reimbursement for 12 months of continued medical coverage.

Retirement Arrangements with Joseph E. Cresci and Donald A. Livingston

On July 13, 2005, we entered into letter agreements with each of Joseph E. Cresci, who was then our executive Chairman, and Donald A. Livingston, who was then our Executive Vice President and a member of our Board of Directors, referred to as the executives, regarding certain compensation, transition and retirement arrangements for the executives. The letter agreements, which were effective as of July 13, 2005, provided for the following principal terms:

•

Each executive agreed to continue to serve in his then-current position as an employee of our company until December 31, 2005, provided, however, that in the event that all of the options described below were vested as of such date, our Board of Directors may elect to extend such period of employment until no later than June 30, 2006, unless a later date is mutually agreed upon between us and the executive, with the date ultimately determined or agreed upon being referred to as the retirement date.

•

During the period ending on the retirement date, referred to as the transition period, we agreed to continue to pay each executive his then-current salary ($225,000 per year), and to provide the executive with his then-current benefits. In addition, provided the executive continued to perform his duties for the entire transition period, then, for the 12-month period following the retirement date, we agreed to continue to pay the executive an amount equal to his then-current salary, plus such benefits as were then enjoyed by such executive. Thereafter, we agreed to provide each executive with family medical insurance until the executive is eligible for Medicare.

•

Each executive agreed to mentor the president of Microgy and such other officers or employees of Environmental Power or Microgy as the Board may reasonably request, and to provide support for the business development efforts of Environmental Power and its subsidiaries consistent with their historical positions, responsibilities and activities.

•

We granted a non-statutory stock option to each executive to purchase up to 200,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. The vesting of the options was based on the achievement of certain corporate goals related to the business development efforts of Microgy, to which the executives were expected to make a significant contribution during the transition period. The options vested as follows:

•

75% of the shares subject to each option would vest if, on or before October 31, 2005, management presented to our Board of Directors one or more agreements involving South-Tex Treaters, Inc. or a comparable provider of gas scrubbing equipment and services relating to one or more projects in the Southwestern United States providing for the development or construction of the equivalent of an aggregate of 10 digesters having a capacity of 700,000 gallons each, and the board authorized further investment in such project or projects and, therefore, determined that the shares should vest.

•

25% of the shares subject to each option would vest if, on or before December 31, 2006, in addition to the projects referred to above, management presented to our Board of Directors one or more agreements and/or a report regarding completed development steps pertaining to a second project or group of projects of an aggregate size comparable to the project or projects described above, and the board authorized further investment in such project or projects and, therefore, determined that the shares should vest.

•

In the event that, following the presentation of any project or projects to our Board of Directors as described above, if at any time during the 12-month period following such presentation, we should later determine to invest any corporate resources (including the time of corporate personnel) in pursuit of such project or projects, then such investment would be deemed to have been approved by the board within the time periods set forth above and the option shall be deemed to be vested as to the percentage of shares related thereto.

•

In the event that the executive were terminated by our Board of Directors without cause prior to the retirement date, the executive would be entitled to severance equal to 12 months’ of his current base salary, paid in accordance with our usual payroll practices, together with all other payments or benefits otherwise contemplated by the letter agreement. In addition, all options would vest in full, except to the extent that such termination occurs after the date for satisfaction of the applicable vesting criteria and such vesting criteria have not been satisfied on or prior to such date.

On December 30, 2005, we entered into an amendment to the July 13, 2005 letter agreement with Mr. Cresci. The amendment provides for the following principal terms:

•

Mr. Cresci’s retirement date as set forth in the July 13, 2005 letter agreement was extended to June 30, 2006. During the remainder of the transition period ending on such date, Mr. Cresci was to provide such support for the business development efforts of Environmental Power and Microgy as we may reasonably request, consistent with the relocation of Mr. Cresci’s principal residence to Florida and a part-time schedule.

•

Mr. Cresci’s salary during the period beginning on January 1, 2006 and continuing through the retirement date was to be 50% of his current salary, and his benefits were to remain the same as those he then enjoyed.

In addition, this amendment made clear that any retirement or severance payments and benefits to which Mr. Cresci is entitled will be paid in such manner and at such times as we and Mr. Cresci agree will be compliant with Section 409A of the Code. The other terms of Mr. Cresci’s letter agreement were unaffected. On April 11, 2006, we entered into a further amendment to Mr. Cresci’s letter agreement providing for the resumption by Mr. Cresci of a full-time schedule for the remainder of the transition period, as defined in his original letter agreement, which ended on June 30, 2006, and the restoration of Mr. Cresci’s full salary as of the end of 2005, effective April 1, 2006 for the remainder of the transition period.

Also on December 30, 2005, we entered into a further letter agreement with Donald A. Livingston, relating to his July 13, 2005 letter agreement, confirming that Mr. Livingston’s retirement date had been extended to June 30, 2006 and that Mr. Livingston’s principal responsibilities would be to lead a team devoted to Microgy’s project development efforts. In addition, this letter agreement made clear that any retirement or severance payments and benefits to which Mr. Livingston is entitled will be paid in such manner and at such times as we and Mr. Livingston agree will be compliant with Section 409A of the Code. The other terms of Mr. Livingston’s original letter agreement were unaffected.

In connection with the extension of Mr. Livingston’s retirement date pursuant to the December 30, 2005 letter agreement, on December 30, 2005, the Compensation Committee of our Board of Directors authorized the grant to Mr. Livingston of a bonus unit award under our 2005 Equity Incentive Plan. The bonus unit award provided for the following principal terms:

•

An award of 7,000 bonus units, each of which is a unit of value, valued by reference to the increase, if any in the fair market value of a share of our common stock over the initial value. The “initial value” of each bonus unit was $7.00 per unit.

•	Each bonus unit represented the right, subject to the terms of our 2005 Equity Incentive Plan and the bonus unit award agreement, to receive a payment, in cash or in shares of common stock, at the discretion of the Compensation Committee, on the bonus date, equal to the positive difference, if any, between the initial value and the fair market value of a share of the common stock on June 30, 2006, which is the bonus date for purposes of the bonus unit award. Bonus units were used solely as units of measurement and were not shares of our common stock.

•

The bonus units were to vest, if at all, only if our Board of Directors or the Compensation Committee, as the case may be, determined, in its sole discretion, that Microgy’s pipeline gas development team, of which Mr. Livingston is a member, has made a significant contribution to the advancement of the business of Environmental Power and Microgy.

•

Mr. Livingston was required to continuously remain an employee of, or consultant or advisor to, Environmental Power or Microgy and a member of the pipeline gas development team, from the grant date through and including the bonus date, or the bonus units and the right to any payment in respect thereof would be immediately forfeited.

The bonus unit award to Mr. Livingston was one of several such awards made in equal amounts to Mr. Livingston and the other members of Microgy’s pipeline gas development team, which is comprised of seven Microgy employees and consultants tasked with furthering the development of projects related to Microgy’s pipeline gas business. As the closing price of our common stock was $6.55 on June 30, 2006, less than the $7.00 initial value, none of the bonus unit awards had any value, and, therefore, no determinations were made as to vesting by our Board of Directors or the Compensation Committee, no payments were made to Mr. Livingston or any other recipient in connection with such awards, and such awards expired by their terms.

Consulting Agreements with Joseph E. Cresci and Donald A. Livingston

On July 17, 2006, we entered into consulting agreements with each of Messrs. Cresci and Livingston in connection with their transition to non-executive roles with Environmental Power and the expiration of their transition periods under their letter agreements described above. The consulting agreements, which were retroactive to July 1, 2006, provided for the following principal terms:

•

Each of Messrs. Cresci and Livingston agreed to provide such services, and undertake such projects, as our Board of Directors or Chief Executive Officer directed, on a substantially full-time basis, during the period ending on December 31, 2006, in the case of Mr. Livingston, and September 30, 2006, in the case of Mr. Cresci.

•	Each of Messrs. Cresci and Livingston were compensated at the rate of $41,666.66 per month during their respective consulting period.

•	The consulting agreements contained customary proprietary information and assignment of inventions provisions.

•

Messrs. Cresci and Livingston each agreed that they will not compete with Environmental Power or its subsidiaries, or solicit their employees, during the consulting period and for a period of five (5) years thereafter.

The earlier letter agreements between us and each of Messrs. Cresci and Livingston, dated July 13, 2005, as amended to date, were unaffected by the terms of the consulting agreements and remain in full force and effect.

Consulting Letter Agreement with Joseph E. Cresci

On December 19, 2006, we entered into a consulting letter agreement with Mr. Cresci, pursuant to which we agreed to compensate him for consulting services rendered since September 30, 2006, the date on which his consulting agreement described above expired, as well as to compensate him for services expected to be rendered by him through December 31, 2006. In consideration of his services in connection with our tax-exempt bond financing in Texas, as well as his continued services in connection with certain legislative initiatives through the end of this year, we agreed to pay Mr. Cresci the following amounts in a lump sum on January 2, 2007 following completion of such services:

•	$41,666.66 in respect of services rendered for the month of October 2006;

•	$30,000.00 in respect of services rendered for the month of November 2006; and

•	$25,000.00 in respect of services rendered for the month of December 2006.

Current Status of Messrs. Cresci and Livingston and Retirement Arrangements

Messrs. Cresci and Livingston ceased to be employees of Environmental Power on September 30, 2006 and December 31, 2006, respectively. Mr. Cresci continues to serve on our Board of Directors as non-executive Chairman. Mr. Livingston resigned from all positions with Environmental Power and its subsidiaries on January 8, 2007 in connection with his retirement. We anticipate that retirement payments to Messrs. Cresci and Livingston under their original letter agreements will commence in July 2007.

Release and Agreement with Randall L. Hull

On June 12, 2006, Environmental Power and Microgy entered into a release and severance agreement with Randall L. Hull, the former President of Microgy, regarding the terms and conditions of the severance arrangements relating to our termination of Mr. Hull’s employment as of March 14, 2006, referred to as the termination date. The release and severance agreement, which was effective as of May 19, 2006, provided for the following principal terms:

•

Severance payments in the aggregate amount of $100,000, of which an advance of $33,205.16 had been paid by us to Mr. Hull as of the date of such agreement as further consideration for his non-competition obligations and consulting and transition services provided by Mr. Hull after the termination date, with the balance payable in a lump sum on the first business day following the six month anniversary of the termination date;

•

In exchange for the payments due to Mr. Hull pursuant to such agreement, Mr. Hull released Environmental Power, Microgy and their affiliates from any and all claims that he may have had in connection with his employment with Microgy and the termination thereof; and

•

All payments paid or due to be paid to Mr. Hull pursuant to such agreement were contingent upon Mr. Hull’s observance and performance of his obligations pursuant to the such agreement and that certain employee proprietary information and inventions agreement executed by Mr. Hull in connection with the commencement of his employment with Microgy.

We fulfilled our obligations under the release and severance agreement with Mr. Hull by payment in September 2006 of the remaining severance due to Mr. Hull thereunder.

Stock Option Grants

As reported in the Grants of Plan Based-Awards table above, we have granted stock options to our principal executive officer and the additional executive officer during 2006, the terms of which are described above. All stock options are granted with an exercise price equal to the closing price per share of our common stock reported by the American Stock Exchange on the grant date.

Information Relating to Equity Awards and Holdings

The following table sets forth information regarding unexercised stock options, stock that has not vested and equity incentive plan awards for each of the named executive officers outstanding as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Richard E. Kessel	—	250,000 150,000		— —	$ $	6.30 6.30	7/16/2016 7/16/2016	— —	— —	— —	— —

John F. O’Neill	100,000	50,000	(2)	—		$5.48	6/26/2015	—	—	—	—

Dennis Haines	—	100,000		—		$5.05	10/15/2016	—	—	—	—

Kamlesh R. Tejwani	357,143 178,572 35,714	— — —		— — —	$ $ $	1.75 7.00 7.00	1/3/2011 1/3/2011 1/3/2011	— — —	— — —	— — —	— — —

Joseph E. Cresci	142,858 200,000	— —		— —	$ $	7.00 5.70	3/29/2014 7/13/2010	— —	— —	— —	— —

Donald A. Livingston	142,858 200,000	— —		— —	$ $	7.00 5.70	3/29/2014 7/13/2010	— —	— —	— —	— —

Randall L. Hull	—	—		—		—	—	—	—	—	—

(1)	The vesting provisions of each of the unvested options described in the foregoing table are described above under the heading “—Employment, Transition, Retirement, Consulting and Severance Arrangements.”
(2)	The option held by Mr. O’Neill will vest as to these shares on July 1, 2007 in accordance with the terms of the separation agreement between us and Mr. O’Neill.

OPTION EXERCISES AND STOCK VESTED

No options were exercised by any of the named executive officers or the additional executive officer during 2006. In addition, none of the named executive officers or the additional executive officer hold any stock awards.

The following table sets forth certain information with respect to accumulated benefits and payments during 2006 to the named executive officers and the additional executive officer under our pension plan, which was terminated effective in September 2005.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Richard E. Kessel	—	—	—	—
John F. O’Neill	—	—	—	—
Dennis Haines	—	—	—	—
Kamlesh R. Tejwani	EPC Retirement Plan	1.25	$40,939	$40,939
Joseph E. Cresci	EPC Retirement Plan	7.75	$1,395,300	$1,395,300
Donald A. Livingston	EPC Retirement Plan	7.75	$1,292,840	$1,292,840
Randall L. Hull	—	—	—	—

Effective January 1, 1998 we established the EPC Retirement Plan, a non-contributory defined benefit pension plan covering all of our employees who were at least 21 years of age and who had completed at least one year of service. Under the EPC Retirement Plan, the benefits payable to each employee at normal retirement age 62 were based on years of service and compensation during the three consecutive years of the latest 10 years immediately preceding retirement that would yield the highest monthly benefit payment. Employees who had at least 20 years of service at the time of their retirement would receive the maximum retirement benefit. Our general funding policy was to contribute annually to the EPC Retirement Plan the maximum amount that could be deducted for Federal income tax purposes.

On January 1, 2003 we amended the EPC Retirement Plan. Certain employees after 2002 had an accrued benefit plus the benefit earned under the new formula applied to years of credited service earned after 2002. The normal retirement age was increased to 65. The amended plan had a two year waiting period before employees entered the plan. Employees who joined the plan after two years were fully vested at that time. The benefit was accrued at 1.5% of the average monthly compensation for each year of credited service, without a cap.

On September 30, 2005, we terminated the EPC Retirement Plan. Although benefit accruals after that date were removed from the plan, all active participants received benefit accruals for all of 2005 since service is based on 1,000 hours for a full year. The payments made during 2006 as reflected in the table above relate to the distribution of all accumulated benefits under the EPC Retirement Plan to the named participants.

Payments Upon Termination or Change of Control

We have entered into employment agreements with each of the named executive officers and the additional executive officer. These employment agreements provide for payments and benefits to the executive officer upon termination of employment or a change of control of Environmental Power under specified circumstances. For information regarding the specific circumstances that would trigger payments and the provision of benefits, the manner in which payments and benefits would be provided and conditions applicable to the receipt of payments and benefits, see “—Employment, Transition, Retirement, Consulting and Severance Arrangements.” Furthermore, we entered into letter agreements in 2005 with each of Messrs. Cresci and Livingston relating to their retirement from active employment with Environmental Power. For information regarding these letter agreements, see—Employment, Transition, Retirement, Consulting and Severance Arrangements.” In addition, we entered into a separation agreement with Mr. Hull in connection with his termination from employment that provided for actual payments and benefits to Mr. Hull. For more information regarding this separation agreement, see “—Employment, Transition, Retirement, Consulting and Severance Arrangements.”

The following tables set forth information regarding potential payments and benefits that each named executive officer and the additional executive officer who was serving as an executive officer on December 31, 2006 would receive upon termination of employment or a change of control of Environmental Power under specified circumstances, assuming that the triggering event in question occurred on December 29, 2006, the last business day of the fiscal year.

SUMMARY OF POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

	Termination without Cause*			Voluntary Resignation
Name	Cash Payments(1)	Value of Benefits(2)	Value of Options with Accelerated Vesting(3)	Cash Payments
Richard E. Kessel	$450,000	$53,489	$255,000	—
John F. O’Neill	$200,000	—	—	—
Dennis Haines	$210,000	$28,365	—	—

	Immediately upon a Change of Control	Termination in Connection with a Change of Control
Name	Value of Options with Accelerated Vesting(3)	Cash Payments(1)	Value of Benefits(2)	Value of Options with Accelerated Vesting(3)
Richard E. Kessel	$1,020,000	$450,000	$53,489		(4)
John F. O’Neill	—	$200,000	—	$168,500
Dennis Haines(5)	—	$210,000	$28,365	—

*	Potential payments also apply in the case of termination of employment by Mr. Kessel for good reason, as defined in his employment agreement.
(1)	The amounts in this column reflect a lump sum payment equal to annual base salary in effect on December 29, 2006. Mr. Kessel would also be entitled to a pro-rata portion of any bonus to which he would have been eligible. No bonuses have been or are expected to be paid in respect of services rendered in 2006.
(2)	Represents the aggregate value of medical, dental and life insurance premiums, and automobile lease and insurance payments or automobile expense reimbursement, as applicable, provided or expected to be provided to the named executive, in each case based on the amount of such benefits to which such executive was entitled in 2006.
(3)	The amounts in this column are calculated based on the difference between $8.85, the closing market price per share of our common stock on December 29, 2006, and the exercise price per share of the options subject to accelerated vesting.
(4)	All of the unvested shares held by Mr. Kessel would have vested upon a change in control occurring on or before December 29, 2006. Therefore, no incremental vesting would occur in connection with a termination of Mr. Kessel’s employment following a change in control.
(5)	Mr. Haines would be entitled to receive the payments and benefits set forth in this table irrespective of whether his employment is terminated in connection with a change-in-control.

The following table set forth for each named executive officer whose employment with us terminated during or at the end of the last fiscal year information regarding actual payments and benefits received or to be received by such named executive officer pursuant to the retirement, transition or separation agreements we entered into with such executive officer in connection with retirement or termination of employment.

SUMMARY OF ACTUAL PAYMENTS UPON RETIREMENT OR TERMINATION OF EMPLOYMENT

Name	Cash Payments	Value of Benefits(1)	Value of Options with Accelerated Vesting	Value of Stock with Accelerated Vesting
Kamlesh R. Tejwani	$225,000	$47,598	—	—
Joseph E. Cresci	$225,000	$26,126	—	—
Donald A. Livingston	$225,000	$24,055	—	—
Randall L. Hull	$100,000	$12,140	—	—

(1)	Represents the aggregate value of medical, dental and life insurance premiums, automobile lease and insurance payments or reimbursement of automobile expenses, cell phone reimbursement and use of office space, as applicable, provided or expected to be provided to the named executive, as follows:

Kamlesh R. Tejwani—Automobile lease payments: $6,000; Automobile insurance premiums: $1511; Medical insurance premiums: $12,720; Dental insurance premiums: $1,986; Life insurance premiums: $36; Office rent: $20,988; Parking: $3,456; Cell phone: $900.00

Joseph E. Cresci—Automobile lease payments: $8,887; Automobile insurance premiums: $2,517; Medical insurance premiums: $11,784; Dental insurance premiums: $1,100; Life insurance premiums: $36; Cell phone: $1,800

Donald A. Livingston—Auto Lease: $12,840; Automobile insurance premiums: $2,880; Medical insurance premiums: $5,928; Dental insurance premiums: $570; Life insurance premiums: $36; Cell phone: $1,800

Randall L. Hull: Unused Vacation: $8,462; Medical insurance premiums: $3,216; Dental Insurance: $447; Life insurance premiums: $15

Compensation of Directors

The following table sets forth information for the fiscal year ended December 31, 2006 regarding the compensation of our directors who are not also named executive officers.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Option Awards(1)	All Other Compensation	Total
John R. Cooper	$65,000	$84,365	—	$149,365
Lon Hatamiya	$54,000	$84,365	—	$138,365
Steven Kessner	$39,000	$84,365	—	$123,365
Jessie J. Knight, Jr.(2)	$33,000	$84,365	—	$117,365
August Schumacher, Jr.	$49,500	$84,365	—	$133,865
Robert I. Weisberg	$57,000	$84,365	—	$141,365

(1)

The amounts in the “Option Awards” column reflect the dollar amounts recognized as compensation expense for financial statement reporting purposes for stock options for the fiscal year ended December 31, 2006 in accordance with SFAS 123(R), using a Black-Scholes option-pricing model employing certain variables and related assumptions, including stock price volatility. The amounts shown in this column are, therefore, projections that do not necessarily reflect the actual cash compensation to be received by the option holder upon exercise of the option. The assumptions we used to calculate these amounts are discussed in Note I to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

(2)	Mr. Knight resigned from our Board of Directors in December 2006.

Effective June 1, 2005, we began paying each of our non-employee directors a monthly stipend of $1,000, and a per meeting fee of $1,500. In addition, the chairman of the Audit Committee receives $4,000 for each meeting of the Audit Committee attended. Furthermore, under our 2006 Director Option Plan, each non-employee director as of the close of business on the day on which our Annual Meeting of stockholders is held each year automatically receives a fully vested, non-statutory stock option to purchase 15,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on such date.

Effective July 1, 2007, each of our non-employee directors will be compensated as follows:

•

A monthly retainer of $4,000, except that the non-executive Chairman of the Board will receive a monthly retainer of $7,000 and the Chair of the Audit Committee of the Board will receive a monthly retainer of $4,833.33; and

•

Subject to stockholder approval of the amendment to our 2006 Equity Incentive Plan described in this proxy statement, the grant of a stock appreciation right, or SAR, under our 2006 Equity Incentive Plan based on 15,000 shares of our common stock, except that the Chairman of the Board will receive a SAR based on 26,250 shares of our common stock. If the amendment to our 2006 Equity Incentive Plan is not approved, the 2006 Director Option Plan will remain in effect and non-employee directors will continue to receive annual automatic option grants under such plan as described above. If the amendment to our 2006 Equity Incentive Plan is approved, the 2006 Director Option Plan will terminate.

In connection with the foregoing changes to director compensation, the Board also voted to compensate Joseph E. Cresci, our non-executive Chairman of the Board, for his services in such capacity retroactively to January 1, 2007 and through June 30, 2007, at the rate of $1,750 per month, plus a fee of $1,500 per meeting of the Board attended by Mr. Cresci during that time period. Beginning on July 1, 2007, Mr. Cresci will be compensated for his services as Chairman as set forth above.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2006 regarding securities authorized for issuance under our equity compensation plans.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders(1)	2,169,962	$6.79	289,000
Equity compensation plans not approved by stockholders(2)	1,303,698	$4.77	—
Total	3,473,660	$6.03	289,000

(1)	Consists of our 1993 Director Option Plan, our Restated 2001 Stock Incentive Plan, our Restated 2002 Director Option Plan, our 2005 Equity Incentive Plan, our 2006 Equity Incentive Plan and our 2006 Director Option Plan.
(2)	Consists of the following options and warrants:

•	A ten-year option for 14,286 shares of common stock issued in 2002 to Madison Power in consideration of certain services. This option has an exercise price of $4.06 per share and vested May 2003.

•

Five-year warrants to purchase 7,144 shares of our common stock at an exercise price of $7.70 per share issued to Charles P. Blouin, Inc. issued in November 2004 in consideration of construction bond support for two of Microgy’s projects in Wisconsin, which warrants vested in full upon completion of such projects.

•

Warrants to purchase a total of 156,378 shares of common stock issued to Westminster Securities Corporation and certain of its affiliates as compensation for Westminster’s services as placement agent in our 2004 private placement. The warrants consist of:

•

Warrants to purchase 23.5 units at an exercise price of $5.60 per unit. Each unit consists of 4,285 shares of common stock and a three-year warrant to purchase 2,142 shares of common stock at an exercise price of $7.70 per share, subject to adjustment as set forth in such warrants.

•	Three-year warrants to purchase 5,306 shares of our common stock at an exercise price of $7.70 per share, subject to adjustment as set forth in such warrants.

•

Five-year warrants to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $6.33 per share, subject to adjustment as set forth in such warrants, issued to Ladenburg Thalman & Co., Inc. and certain of its affiliates as compensation for Ladenburg’s services as underwriter in our public offering completed in February 2005.

•

Five-year warrants to purchase an aggregate of 168,745 shares of our common stock at an exercise price of $5.271 per share, subject to adjustment as set forth in such warrants, issued to Westminster and certain of its affiliates as compensation for Westminster’s services as placement agent in our private placement completed in November 2006.

•

An option to purchase 571,429 shares of our common stock issued to Kamlesh R. Tejwani on July 3, 2003 as part of his overall compensation package, which option expires on January 3, 2011. The material terms of this option, as modified, are described in Part III, Item 11 of this report under the heading “Information Regarding Executive and Director Compensation—Employment, Transition, Retirement, Consulting and Severance Arrangements” which description is incorporated by reference herein.

•

A ten-year option to purchase 142,858 shares of our common stock issued to Joseph E. Cresci in March 2004 as part of his compensation package. This option has an exercise price of $7.00 per share, and vested in full in September 2004 upon the achievement of certain performance-based criteria.

•

A ten-year option to purchase 142,858 shares of our common stock issued to Donald A. Livingston in March 2004 as part of his compensation package. This option has an exercise price of $7.00 per share, and vested in full in September 2004 upon the achievement of certain performance-based criteria.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during the fiscal year ended December 31, 2006 were Messrs. Hatamiya, Schumacher and Weisberg. No member of the Compensation Committee was at any time during the fiscal year ended December 31, 2006, or formerly, an officer or employee of Environmental Power or any subsidiary of Environmental Power, nor has any member of the Compensation Committee had any relationship with Environmental Power during the fiscal year ended December 31, 2006 requiring disclosure under Item 404 of Regulation S-K.

None of our executive officers has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of Environmental Power.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Environmental Power’s Annual Report on Form 10-K/A for the year ended December 31, 2006 and the proxy statement of Environmental Power for its 2007 Annual Meeting of Stockholders.

By the Compensation Committee of the Board of Directors of Environmental Power Corporation

Lon Hatamiya, Chair
August Schumacher, Jr.
Robert I. Weisberg

PROPOSAL TWO—APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Our board of directors has requested that our stockholders approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 21,400,000 to 50,000,000, referred to as the Charter Amendment. The board of directors has unanimously adopted a resolution declaring it advisable that the Restated Certificate of Incorporation be so amended. The board of directors further directed that the Charter Amendment be submitted for consideration by our stockholders at the Annual Meeting. In the event the stockholders approve the Charter Amendment, we will thereafter execute and submit to the Delaware Secretary of State for filing a further Restated Certificate of Incorporation reflecting the Charter Amendment. The Charter Amendment will become effective at the time that it is accepted for filing by the Delaware Secretary of State.

Under the Certificate of Incorporation, our current authorized capital stock consists of 23,400,000 shares of common stock and 2,000,000 shares of preferred stock, par value $.01 per share, referred to as the preferred stock. As of the record date for the 2007 Annual Meeting, we had outstanding                          shares of common stock and 281,241 shares of preferred stock, all of which were designated as series A 9% cumulative convertible preferred stock.

In addition to the                          shares of common stock outstanding as of the record date, as of May 31, 2007, we had reserved for issuance the following shares of our common stock:

•	4,811,289 shares of common stock issuable under outstanding options and warrants;

•	41,000 shares of common stock available for issuance under 2005 Equity Incentive Plan;

•

no shares of common stock available for issuance under our 2006 Director Option Plan; subject to stockholder approval of the amendment to our 2006 Equity Incentive Plan described in proposal 3, and 210,000 shares available for issuance if the amendment to our 2006 Equity Incentive Plan is not approved;

•	550,000 shares of common stock available for issuance under or 2006 Equity Incentive Plan, subject to stockholder approval of the amendment to such plan described in proposal 3; and

•	2,812,410 shares of common stock reserved for issuance upon conversion of outstanding shares of our series A preferred stock.

In addition to the foregoing, we estimate that we may need to issue up to 712,242 shares to Cargill, Incorporated upon the exercise of warrants to which they may become entitled pursuant to the terms of the Business Development Agreement, dated October 23, 2006, among Environmental Power, Microgy and Cargill. This number may be smaller depending upon the level of Cargill’s performance under the Business Development Agreement, or larger depending upon the number of shares of our common stock outstanding on a fully diluted basis at the time the warrants are issued.

As a result of the foregoing, and assuming that the amendment to our 2006 Equity Incentive Plan described in proposal 2 is approved by our stockholders and we issue the additional warrant shares to Cargill described above, we currently have only approximately 3,065,669 shares of common stock authorized and available for issuance.

The board of directors believes that additional shares of common stock should be authorized to be available for financings, acquisitions, investment opportunities or business transactions as well as employee benefit plans or other corporate purposes. The issuance of additional shares of common stock for any of these purposes could have a dilutive effect on earnings per share, depending on the circumstances, and would dilute a stockholder’s percentage voting power in our company. The board of directors will make the determination for future issuances of authorized shares of common stock, which will not require further action by the stockholders except where otherwise provided by law or then applicable stock exchange listing requirements.

We will need to raise substantial additional equity financing in the very near future to support our current business development plans and general corporate requirements. We expect that we will continue to have substantial need for such equity financings from time to time over the next few years. Such equity financings may take the form of one or more private placements or public offerings of securities. Such equity financings would likely result, individually or in the aggregate, in the issuance of a substantial number of shares of our common stock or securities convertible into a substantial number of shares of our common stock. However, while we are currently considering various financing alternatives, other than issuances upon exercise of outstanding options and warrants or conversion of convertible securities described above and any future options which may be granted to employees and directors, we currently have no definitive commitments requiring the issuance of additional shares of common stock.

The board of directors believes authorization of the additional shares is appropriate so that it may have the flexibility to issue shares from time to time, without the delay of seeking shareholder approval (unless required by law or then applicable stock exchange listing standards), whenever, in its judgment, such issuance is in the best interest of our company and its stockholders.

In the event stockholders approve the Charter Amendment, Article Fourth of the Restated Certificate of Incorporation will be amended to increase the number of shares of Common Stock which the Company is authorized to issue from 21,400,000 to 50,000,000. The par value of such stock will remain one cent ($.01) per share. The common stock does not have any pre-emptive rights. Upon effectiveness of the Charter Amendment, the first paragraph of Article Fourth of the Restated Certificate of Incorporation will read as follows:

“FOURTH. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 52,000,000 shares, comprised of 50,000,000 shares of Common Stock with a par value of One Cent ($.01) per share (the “Common Stock”) and 2,000,000 shares of preferred stock with a par value of One Cent ($.01) per share (the “Preferred Stock”).”

Although an increase in the authorized shares of common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction resulting in the acquisition of Environmental Power by another company), the proposed Charter Amendment is not in response to any effort by any person or group to accumulate our stock or to obtain control of our company by any means. In addition, the proposal is not part of any plan by the board of directors to recommend or implement a series of anti-takeover measures or any other corporate transactions.

Board Recommendation

The board of directors believes that it is in the best interests of Environmental Power and its stockholders that we have sufficient shares of common stock authorized and available for issuance for future acquisitions or financings, investment opportunities or business transactions as well as employee benefit plans or other corporate purposes. Accordingly, the board of directors unanimously recommends a vote “FOR” the approval of the Charter Amendment.

The affirmative vote of a majority of the issued and outstanding shares of common stock and series A preferred stock, voting together as a single class, entitled to vote at the Annual Meeting is required to approve the Charter Amendment.

PROPOSAL THREE—AMENDMENT TO THE 2006 EQUITY INCENTIVE PLAN TO INCREASE THE SHARES RESERVED FOR ISSUANCE THEREUNDER

Effective as of March 14, 2006, our board of directors adopted, and on May 3, 2006, our stockholders approved, our 2006 Equity Incentive Plan, referred to as the 2006 Plan. The 2006 Plan currently reserves 300,000 shares of our common stock for issuance in connection with stock options, restricted stock awards and other equity-based awards granted under such Plan.

On June 12, 2007, our board of directors adopted, subject to the approval of the stockholders, a resolution to amend the 2006 Plan to increase the aggregate number of shares of our common stock that may be issued under the 2006 Plan from 300,000 to 800,000, which is referred to as the Plan Amendment. Accordingly, the stockholders will be asked to approve Plan Amendment at the Annual Meeting. The increase to the number of issuable shares under the 2006 Plan would become effective upon approval by our stockholders. In connection with the adoption of the Plan Amendment, and subject to its approval by our stockholders, our board of directors terminated our 2006 Director Option Plan, under which there were remaining 210,000 shares of our common stock available for issuance. It is the intention of our board of directors that equity-based compensation for non-employee directors be administered under the 2006 Plan. Please see the section of this proxy statement entitled “Information about Executive and Director Compensation—Director Compensation” for more information regarding proposed changes in equity-based compensation for our non-employee directors.

The board of directors wishes to make available additional shares for issuance under the 2006 Plan to ensure that shares of common stock are available for the grant of options to attract and retain the best available personnel, provide additional incentive to our officers, employees, consultants and non-employee directors and promote the success of our business.

Stockholders are asked to approve the Plan Amendment to qualify options for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code, referred to as the Code, to qualify compensation under the 2006 Plan as performance-based for purposes of Section 162(m) of the Code, and in order to satisfy American Stock Exchange guidelines relating to stockholder approval of equity compensation plans and material amendments thereto. If stockholder approval is not received, the board of directors will reconsider the adoption of the Plan Amendment.

The 2006 Plan is summarized below. This summary is qualified in its entirety by reference to the full text of the 2006 Plan, a copy of which is attached to this proxy statement as Appendix A.

Our executive officers and members of our board of directors may be deemed to have an interest in this proposal insofar as they are eligible to receive awards under the 2006 Plan. However, none of these persons have been granted an award under the 2006 Plan. If the Plan Amendment is approved, our non-employee directors would receive annual grants of a stock appreciation rights. Please see the section of this proxy statement entitled “Information about Executive and Director Compensation – Director Compensation” for more information regarding these grants.

Board Recommendation

The board of directors believes that the future success of Environmental Power depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating our officers, employees, consultants and non-employee directors, and that equity compensation is an important tool in this regard. Accordingly, the board of directors unanimously recommends a vote “FOR” the approval of the Plan Amendment.

Summary of the 2006 Plan Features

The following is a brief summary of the 2006 Plan, as amended, and is qualified in its entirety by reference to the copy of the proposed amendment and the 2006 Plan attached to this proxy statement as Appendix A.

Description of Awards

The 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, nonstatutory stock options, restricted stock awards, and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into shares of our common stock and the grant of stock appreciation rights, which are collectively referred to as awards.

Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years. The 2006 Plan permits our board of directors to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a “cashless exercise” through a broker, by surrender to Environmental Power of shares of common stock, by delivery of a promissory note, or by any other lawful means. Recently, the board of directors has determined to allow certain option holders the right to exercise their options on a “net-share” basis. An option holder who settles in-the-money options on a “net-share” basis would exercise the option by surrendering the right to receive a number of shares of our common stock having a fair market value equal to the exercise price of the remaining shares and any required withholding taxes. The purpose of allowing this “net-share” exercise, as well as the use of stock appreciation rights and restricted stock awards, as described below, is to decrease the dilutive effect of these equity-based awards on existing stockholders.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Subject to appropriate adjustments in connection with the 2006 Plan to reflect stock dividends, stock splits and certain other events, in no event may the number of shares of common stock reserved for issuance under the 2006 Plan and subject to outstanding restricted stock awards exceed 100,000 at any given time.

Other Stock-Based Awards. Under the 2006 Plan, the Board has the right to grant other awards based upon the common stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights, provided, however, that no other awards shall be made unless and until the terms the 2006 Plan and of any such award are in compliance with Section 409A of the Code. We have, in fact, begun granting stock appreciation rights to new employees, and expect that stock appreciation rights will continue to be an important part of our equity-based compensation programs. In addition, if the Plan Amendment is approved, expect to make annual grants of stock appreciation rights to our non-employee directors, as discussed in greater detail in this proxy statement under the heading “Information about Executive and Director Compensation – Director Compensation”. These stock appreciation rights may be settled in cash, in shares of our common stock or in a combination of cash and shares, at our election, provided that in no event may the number of shares of common stock issued in settlement of a stock appreciation right exceed the number of shares then available for issuance under the 2006 Plan. We do not count the number of shares of our common stock used for measuring purposes under each stock appreciation right against the number of shares reserved under the 2006 Plan, but rather only the actual number of shares of our common stock, if any, actually issued in settlement of the stock appreciation right. We are also considering the use of restricted stock awards as part of our equity compensation program for employees and directors. We anticipate that both the typical stock appreciation right and the typical restricted stock award would involve the potential issuance of fewer shares than the typical stock option.

Shares Available for Issuance under the 2006 Plan. 300,000 shares of our common stock are currently reserved for issuance under the 2006 Plan. Of these shares, 79,000 shares remain available for issuance in connection with awards granted under the 2006 Plan as of May 31, 2007.

Eligibility to Receive Awards

Officers, employees, directors, consultants and advisors of Environmental Power and its subsidiaries, including persons who have entered into an agreement with us under which they will be employed or engaged by us in the future, are eligible to be granted awards under the 2006 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 2006 Plan may not exceed 300,000 shares per calendar year.

As of May 31, 2007, approximately 41 employees, including our three executive officers, and seven non-employee directors were eligible to receive Awards under the 2006 Plan. We expect that we may make option grants to our directors and named executive officers under the 2006 Plan in the future. However, the granting of awards under the 2006 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular officer, employee or group thereof.

On May 31, 2007, the last reported sale price of our common stock on the American Stock Exchange was $7.80 per share.

Administration

The 2006 Plan is administered by our board of directors. The board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2006 Plan and to interpret the provisions of the 2006 Plan. Pursuant to the terms of the 2006 Plan, the board of directors may delegate authority under the 2006 Plan to one or more committees of the board, and subject to certain limitations, to one or more officers of Environmental Power. The board has authorized the Compensation Committee to administer the 2006 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 2006 Plan, the board of directors, or the Compensation Committee or any other committee or officer to whom the board delegates authority, as the case may be, selects the recipients of awards and determines:

•	the number of shares of common stock covered by options and the dates upon which such options become exercisable,

•	the exercise price of options,

•	the duration of options, and

•

the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

The board of directors is required to make appropriate adjustments in connection with the 2006 Plan and any outstanding awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other reorganization event, as defined in the 2006 Plan, the board of directors is authorized to provide for outstanding options or other stock-based awards to be assumed or substituted for, and, if the acquiring or succeeding corporation does not agree to assume or substitute for, such awards, the board of directors is authorized to provide for the acceleration of any award, and, if applicable, to make an award fully exercisable prior to consummation of the reorganization event or to provide for a cash out of the value of any outstanding options. Upon the occurrence of a reorganization event, the repurchase and other rights of the Company under each outstanding award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to the common stock subject to such restricted stock award.

Amendment or Termination

No award may be made under the 2006 Plan after May 5, 2015, but awards previously granted may extend beyond that date. The board of directors may at any time amend, suspend or terminate the 2006 Plan, provided however, that to the extent required by Section 162(m) of the Code, no award granted to a participant in the 2006 Plan that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such award, unless and until such amendment has been approved by our stockholders. In addition, to the extent determined by the board of directors, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2006 Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that all awards granted under the 2006 Plan are exempt from, or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or a 50% or more owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have ordinary compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant generally will not have income upon the grant of a stock appreciation right. A participant will have ordinary compensation income upon the exercise of a stock appreciation right equal to the increase in value of the common stock underlying the stock appreciation right on the date of exercise, less the fair market value of such common stock on the date of grant. The amount recognized as compensation will be subject to income and payroll tax withholding. If the stock appreciation right is settled in shares of common stock, upon the sale of such shares, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Environmental Power

There will be no tax consequences to Environmental Power except that we will be entitled to a deduction when a participant has ordinary compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL FOUR—RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of Vitale, Caturano & Company, Ltd. as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

Although stockholder approval of the selection of Vitale, Caturano & Company, Ltd. is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our board of directors will reconsider its selection of Vitale, Caturano & Company, Ltd.

Vitale, Caturano & Company, Ltd. also served as our independent registered public accounting firm for the fiscal year ending December 31, 2006. Representatives of Vitale, Caturano & Company, Ltd. are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Board Recommendation

The board of directors recommends a vote “FOR” the ratification of the selection of Vitale, Caturano & Company, Ltd. as Environmental Power Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

OTHER MATTERS

Our board of directors has no knowledge of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on those matters.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by Environmental Power. In addition to the solicitation of proxies by mail, officers and employees of Environmental Power may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

REVOCATION OF PROXY

Subject to the terms and conditions set forth in this proxy statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the Annual Meeting, we receive a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares. The notice of revocation must indicate the certificate number and numbers of shares to which the revocation relates and the aggregate number of shares represented by the certificate(s).

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2008 Annual Meeting of Stockholders must be received at our principal executive offices (i) not later than [April 17], 2008, which corresponds to 120 days before the day of the year that the proxy statement relating to the 2007 Annual Meeting is dated or (ii) in the event the date of the 2008 Annual Meeting changes by more than 30 days from the day of the year on which the 2007 Annual Meeting was held, a reasonable time before we mail our proxy materials for the 2008 Annual Meeting. In order to avoid controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the Securities and Exchange Commission for stockholder proposals.

By Order of the Board of Directors,

Dennis Haines
Secretary

Portsmouth, New Hampshire

[August 15], 2007

OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO VOTE BY PROXY BY TELEPHONE OR BY MAIL. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS OR VOTED BY PROXY BY TELEPHONE.

Appendices

Appendix A—2006 Equity Incentive Plan of Environmental Power Corporation*

*	We intend to register the additional shares of our common stock issuable under the 2006 Equity Incentive Plan as soon as practicable after [September 10], 2007.

APPENDIX A

ENVIRONMENTAL POWER CORPORATION

2006 Equity Incentive Plan

1. Purpose.

The purpose of this 2006 Equity Incentive Plan (the “Plan”) of Environmental Power Corporation, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility.

All of the Company’s employees, officers, directors, consultants and advisors (including persons who have entered into an agreement with the Company under which they will be employed by the Company in the future) are eligible to be granted options, restricted stock awards or such other stock-based awards as the Board may approve in accordance with Section 7 (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3. Administration and Delegation.

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

[1]	If the Plan Amendment is approved, this number will be increased to 800,000.

4. Stock Available for Awards.

(a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 300,0001 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Per-Participant Limit. Subject to adjustment under Section 8, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 300,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”).

5. Stock Options.

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company, any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided however, that the exercise price shall be not less than 100% of the Fair Market Value (as defined below) of the Common Stock at the time the Option is granted.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) if provided for in the applicable Option agreement or approved by the Company in its sole discretion, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided that (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) if provided for in the applicable Option agreement or approved by the Company in its sole discretion, and not otherwise contrary to applicable law, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

(h) Repricing of Options. The Board (by vote of a majority of the then non-employee directors, following a recommendation by the Compensation Committee of the Board or any other committee designated by the Board) shall have the authority, at any time and from time to time, with the consent of the affected Participants, to amend any or all outstanding Options granted under the Plan to provide an Option exercise price per share which may be lower or higher than the original Option exercise price, and/or cancel any such Options and grant in substitution therefor other Awards, including new Options, covering the same or different numbers of shares of Common Stock having an Option exercise price per share which may be lower or higher than the exercise price of the canceled Options; provided, however, that the Board may not engage in any such repricing of Options with respect to Options then held by (i) any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act), (ii) any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act) or (iii) any director of the Company.

6. Restricted Stock.

(a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”). Subject to adjustment under Section 8, in no event may the number of shares of Common Stock reserved for issuance under this Plan and subject to outstanding Restricted Stock Awards exceed 100,000 at any given time.

(b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7. Other Stock-Based Awards.

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock, the grant of stock appreciation rights and other Awards that are comprised of, valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future; provided, however, that no Other Stock Unit Awards shall be made unless and until the terms of the Plan and of any such award are in compliance with Section 409A of the Code. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto. At the time any Award is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant’s right to future delivery of the Common Stock.

8. Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the per-Participant limit set forth in Section 4(b), (v) the limit on the number of shares subject to outstanding Restricted Stock Awards set forth in Section 6(a), (vi) the repurchase price per share subject to each outstanding Restricted Stock Award, and (vii) the share-and per-share-related provisions of each outstanding Stock Appreciation Right and Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

(b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall, upon written notice to the Participants, provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award granted under the Plan at the time of the grant.

(c) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(2) Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

9. General Provisions Applicable to Awards

(a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Such written instrument may be in the form of an agreement signed by the

Company and the Participant or a written confirming memorandum to the Participant from the Company. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Deferrals. The Board may permit Participants to defer receipt of any Common Stock issuable upon exercise of an Option or upon the lapse of any restriction applicable to any Restricted Stock Award, subject to such rules and procedures as it may establish.

(j) Share Issuance. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock or Restricted Stock, the Board may provide for the issuance of such shares on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which the Common Stock is traded.

10. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company’s stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)), provided further that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained.

(e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Adopted by the Board of Directors of the Corporation effective as of March 14, 2006.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1 , 2, 3 and 4.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	To elect the following nine (9) nominees as Directors of the Company:	FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)	2.	To approve the amendment to the Company’s Restated Certificate of Incorporation, as described in the accompanying Proxy Statement	FOR AGAINST ABSTAIN
	Nominees:	☐	☐	☐			☐ ☐ ☐
	01 John R. Cooper 02 Joseph E. Cresci 03 Lon Hatamiya 04 Steven Kessner 05 August Schumacher, Jr. 06 Kamlesh R. Tejwani 07 Robert I. Weisberg 08 Richard E. Kessel 09 Roger S. Ballentine

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name of the nominee(s) on the line below:

3.	To approve the amendment to the Company’s 2006 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder, as described in the accompanying Proxy Statement				4.	To ratify the selection by the Audit Committee of Vitale, Caturano & Company, Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

		FOR	AGAINST	ABSTAIN			FOR AGAINST ABSTAIN
		☐	☐	☐			☐ ☐ ☐

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies are authorized to vote in accordance with their judgment on any other matters which may properly come before the Annual Meeting or any adjournment thereof.

Signature	Signature	Date	, 2007

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving title as such. If signer is a partnership, please sign in partnership name by an authorized person.

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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF TELEPHONE VOTING, WHICH IS AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Telephone voting is available through 11:59 PM Eastern Time

on [September 9], 2007.

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

TELEPHONE

(800) 776-9437

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Preliminary Copies

PROXY

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON [SEPTEMBER 10], 2007

The undersigned, revoking all prior proxies, hereby appoints Richard E. Kessel, Michael E. Thomas and Dennis Haines, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all shares of common stock or series A 9% cumulative convertible preferred stock of Environmental Power Corporation held of record by the undersigned on August 7, 2007 at the Annual Meeting of Stockholders to be held on [Monday, September 10, 2007 at 10:30 a.m.] and any adjournments thereof. The undersigned hereby directs Richard E. Kessel, Michael E. Thomas and Dennis Haines to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.

(Continued and to be signed, on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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Dear Stockholder:

Please take note of the important information enclosed with this proxy card. There are matters related to the operation of the Company that require your prompt attention. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign and date the card, detach it and return your proxy in the enclosed postage-paid envelope. Thank you in advance for your prompt consideration of these matters.

Sincerely,

Environmental Power Corporation

Your vote is important. Please vote immediately.

ANNUAL MEETING OF STOCKHOLDERS OF

ENVIRONMENTAL POWER CORPORATION

[SEPTEMBER 10], 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.